INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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MOOG, Inc.

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MOOG INC., EAST AURORA, NEW YORK 14052

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Moog Inc. will be held in the Auditorium of the Albright-Knox Art Gallery, 1285 Elmwood Avenue, Buffalo, New York, on Wednesday, January 11, 2012, at 9:15 a.m., for the following purposes:

1.    To elect FIVE directors of the Company, one of whom will be a Class A director elected by the holders of Class A shares to serve a three year term expiring in 2015, three of whom will be Class B directors elected by the holders of Class B shares to serve a three-year term expiring in 2015, and one of whom will be a Class B director elected by the holders of Class B shares to serve a two year term expiring in 2014, or until the election and qualification of their successors.

2.    To consider and ratify the selection of Ernst & Young LLP, independent registered certified public accountants, as auditors of the Company for the 2012 fiscal year.

3.    To consider a non-binding advisory vote on executive compensation.

4.    To consider a non-binding advisory vote on the Frequency of the executive compensation vote.

5.    To consider and transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on November 30, 2011 as the record date for determining which shareholders shall be entitled to notice of and to vote at such meeting.

SHAREHOLDERS WHO WILL BE UNABLE TO BE PRESENT PERSONALLY MAY ATTEND THE MEETING BY PROXY. SHAREHOLDERS WHO WILL VOTE BY PROXY ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY OR USE THE INTERNET OR TELEPHONE VOTING OPTIONS AS DESCRIBED ON THE PROXY CARD. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors

JOHN B. DRENNING, Secretary

Dated:	East Aurora, New York
December 15, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 11, 2012:

This proxy statement is available at http://www.moog.com/Home/Investors/Proxies and the 2011 Annual Report to Shareholders is available at http://www.moog.com/Home/Investors/Annual Report.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

TO BE HELD IN THE AUDITORIUM OF THE ALBRIGHT-KNOX ART GALLERY

1285 ELMWOOD AVENUE, BUFFALO, NEW YORK

ON JANUARY 11, 2012

This Proxy Statement is furnished to shareholders of record on November 30, 2011 by the Board of Directors of Moog Inc. (the “Company”), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders on Wednesday, January 11, 2012, at 9:15 a.m., and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy will be mailed to shareholders on or about December 15, 2011.

If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions thereon. Unless otherwise specified, the proxy will be deemed to confer authority to vote the shares represented by the proxy in accordance with the recommendations of the Board of Directors.

Any proxy given pursuant to this solicitation may be revoked by the person giving it insofar as it has not been exercised. Any revocation may be made in person at the meeting, or by submitting a proxy bearing a date subsequent to that on the proxy to be revoked, or by written notification to the Secretary of the Company.

GENERAL

The Board of Directors has fixed the close of business on November 30, 2011 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On November 30, 2011, the Company had outstanding and entitled to vote, a total of 41,203,483 shares of Class A common stock (“Class A shares”) and 4,429,905 shares of Class B common stock (“Class B shares”). Holders of a majority of each of the Class A and Class B shares issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting.

Holders of Class A shares are entitled to elect at least 25% of the Board of Directors, rounded up to the nearest whole number, so long as the number of outstanding Class A shares is at least 10% of the number of outstanding shares of both classes of common stock. Currently, the holders of Class A shares are entitled, as a class, to elect three directors of the Company, and the holders of the Class B shares are entitled, as a class, to elect the remaining eight directors. Other than on matters relating to the election of directors or as required by law, where the holders of Class A shares and Class B shares vote as separate classes, the record holder of each outstanding Class A share is entitled to a one-tenth vote per share, and the record holder of each outstanding Class B share is entitled to one vote per share on all matters to be brought before the meeting.

The Class A directors and the Class B directors will be elected by a plurality of the votes cast by the respective class. The ratification of the auditors, the non-binding advisory vote on executive compensation and other matters submitted to the meeting that would not require a separate class vote by law may be adopted by a majority of the Class A and Class B votes cast in favor or against the proposal, a quorum of holders of 22,816,695 votes of Class A shares and Class B shares being present. For the non-binding advisory vote on the frequency of the non-binding vote on executive compensation, that option receiving the highest number of the Class A and Class B votes cast in favor of the option will be considered adopted by the holders of the Class A shares and Class B shares, a quorum of holders of 22,816,695 votes of Class A shares and Class B shares being present. While the votes on executive compensation and frequency of the vote on executive compensation are non-binding and advisory in nature, our Executive Compensation Committee and Board of Directors will take into account the outcome of these votes when considering future executive compensation arrangements and in determining which frequency to adopt.

Shares held in a brokerage account or by another nominee are considered held in “street name” by the shareholder. A broker or nominee holding shares for a shareholder in “street name” may not vote on matters relating to the election of directors unless the broker or nominee receives specific voting instructions from the shareholder. As a result, absent specific instructions, brokers or nominees may not vote a shareholder’s shares on Proposal 1, the election of directors, and such shares will be considered “broker non-votes” for such proposal. Broker non-votes in connection with the election of one or more nominees for director will not be counted and will have no effect. Therefore, it is particularly important for shareholders holding shares in “street name” to instruct their brokers as to how they wish to vote their shares. In accordance with New York law, abstentions and broker non-votes are not counted in determining the votes cast in favor or against Proposal 2, the ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the 2012 fiscal year; Proposal 3, the non-binding advisory vote on executive compensation; or Proposal 4, the non-binding advisory vote on the frequency of the non-binding advisory vote on executive compensation.

CERTAIN BENEFICIAL OWNERS

Security Ownership

The only persons known by the Company to own beneficially more than five percent of the Class A shares or Class B shares as of November 30, 2011 are set forth below.

	Class A Common Stock		Class B Common Stock (1)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Capital Research Global Investors	3,546,035	8.6	–0–	–0–
333 South Hope St. 55th FLE
Los Angeles, California 90071
Fidelity Management and Research	3,197,350	7.8	–0–	–0–
82 Devonshire Street
Boston, MA 02109
Columbia Wanger Asset Management	2,677,000	6.5	–0–	–0–
227 W. Monroe Street
Chicago, IL 60606
Wellington Management	2,146,829	5.2	–0–	–0–
1625 Energy Park Drive Suite 100
St. Paul, MN 55108
Vanguard Group Inc.	2,135,515	5.2	–0–	–0–
100 Vanguard Blvd.
Malvern, PA 19355
Moog Inc. Retirement Savings Plan (2)	768,204	1.9	1,955,618	44.1
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052
All directors and officers as a group (3)	1,459,572	3.5	247,588	5.6
(See Proposal 1 — “Election of Directors”,
Particularly footnotes 8 and 18 to the table beginning on page 5)
Moog Family Agreement as to Voting (4)	275,222	0.7	273,786	6.2
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052
Moog Inc. Employee Retirement Plan (5)	149,022	0.4	1,001,034	22.6
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052
Moog Stock Employee Compensation Trust (6)	–0–	–0–	400,878	9.0
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052

(1)	Class B shares are convertible into Class A shares on a share-for-share basis.

(2)

These shares are allocated to individual participants under the Plan and are voted by JPMorgan Chase, New York, New York, the Trustee as of the record date, as directed by the participants to whom such shares are allocated. Any allocated shares as to which voting instructions are not received will be voted in accordance with instructions on the proxy card. As of November 30, 2011, 11,294 of the allocated Class A shares and 57,784 of the allocated Class B shares were allocated to accounts of officers and are included in the share totals in the table on page 5 for all directors and officers as a group.

(3)	See the table and related footnotes appearing on pages 6-9 containing information concerning the shareholdings of directors and officers of the Company.

(4)

See “Moog Family Agreement as to Voting” for an explanation as to how the shares shown in the table as beneficially owned are voted. Included in the total are 122,582 Class A and 92,263 Class B shares owned by Richard A. Aubrecht, which shares are also included with “All directors and officers as a group” .

(5)	Shares held are voted by the Trustee, Manufacturers and Traders Trust Company, Buffalo, New York, as directed by the Moog Inc. Retirement Plan Committee.

(6)

The Moog SECT acquires Class A shares and Class B shares that become available for subsequent use in the Moog Inc. Retirement Savings Plan or other Moog Inc. employee benefit plans. The Trust will terminate on the earlier of (a) the date the Trust no longer holds any assets or (b) a date specified in a written notice given by the Board of Directors to the Trustee. During the 2011 fiscal year, the Moog SECT purchased 57,631 Class B shares from, and sold 73,611 Class B shares to, the Moog Inc. Retirement Savings Plan.

The Trustee of the Moog SECT is G. Wayne Hawk. The Trustee’s powers and rights include, among others, the right to retain or sell SECT assets; borrow from the Company upon direction from an administrative committee and enter into related loan agreements; vote or give consent with respect to securities held by the Moog SECT in the Trustee’s sole discretion; employ accountants and advisors as may be reasonably necessary; utilize a custodian to hold, but not manage or invest, assets held by the Moog SECT; and consult with legal counsel.

Moog Family Agreement as to Voting

The Moog Family Agreement as to Voting is among certain relatives of the late Jane B. Moog including her son-in-law, Richard A. Aubrecht. The Agreement relates to 152,640 Class A shares and 181,523 Class B shares, owned of record or beneficially by members of the Moog family who are party to the Agreement, as well as 122,582 Class A shares and 92,263 Class B shares held by Richard A. Aubrecht. Those relatives who were a party to the Agreement granted an irrevocable proxy covering all or some of that party’s shares to a committee which is required to take all action necessary to cause all shares subject to the Agreement to be voted as may be determined by the vote of two-thirds of the committee members. The Agreement contains restrictions on the ability of any party to remove shares of stock from the provisions of the Agreement, to transfer shares or to convert Class B shares to Class A shares. The Agreement continues in force until December 31, 2015 and is automatically renewed thereafter from year to year unless any party to the Agreement gives notice of election to terminate the Agreement.

Section 16 Beneficial Ownership Reporting Compliance

During the 2011 fiscal year, the executive officers and directors of the Company timely filed with the Securities and Exchange Commission the required reports regarding their beneficial ownership of Company securities.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors is comprised of two classes of directors, Class A directors and Class B directors, elected by holders of Class A shares and holders of Class B shares, respectively. Within each class of directors there exist three subclasses, such that one of the three subclasses of that class of directors is elected annually to serve a three-year term.

Five directors are to be elected at the meeting, of which one is to be Class A director elected by the holders of the outstanding Class A shares, and four of whom are to be Class B directors elected by the holders of the outstanding Class B shares. Four nominees will be elected to hold office until 2015 and one nominee will be elected to hold office until 2014, or until the election and qualification of their successors. The persons named in the enclosed proxy will vote Class A shares for the election of the Class A nominees named in the following table, and Class B shares for the election of the Class B nominees named in the following table, unless the proxy directs otherwise. In the event any of the nominees should be unable to serve as a director, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not expected that any of the nominees will be unable to serve.

Nominees, Directors and Named Executives

Certain information regarding nominees for Class A and Class B directors, as well as those directors whose terms of office continue beyond the date of the 2012 Annual Meeting of Shareholders, and Named Executives, including their beneficial ownership of equity securities as of November 30, 2011, is set forth in the following table. John D. Hendrick, currently a Class B director whose term expires at the 2011 Annual Meeting of Shareholders, is not standing for reelection as a director, in accordance with the Company’s Board policy. Unless otherwise indicated, each person held various positions with the Company for the past five years and has sole voting and investment power with respect to the securities beneficially owned. Beneficial ownership includes securities which could be acquired pursuant to currently exercisable options or stock appreciation rights, or SARs, or options or SARs that become exercisable within 60 days of November 30, 2011.

The Company’s current Board members share certain characteristics, experience and skills that are critical to effective board membership. These include sound business judgment essential to intelligent and effective decision-making; experience at the policy-making level; relevant educational background; integrity and honesty and the ability to work collaboratively. Furthermore, board members have specific employment and leadership experiences, knowledge and skills that qualify them to serve on the Board, as described in their biographies.

All of the nominees except Messrs. Gisel and Scannell have previously served as directors and have been elected as directors at prior annual meetings.

The Board of Directors recommends a vote FOR the election as Directors the Nominees listed below.

	Age	First Elected Director	Shares of Common Stock
			Class A	Percent of Class	Class B	Percent of Class
Nominees for Class B Director — Term Expiring in 2015
Richard A. Aubrecht (1)(2)	67	1980	198,158	*	92,263	2.1
Peter J. Gundermann (3)	49	2009	584	*	–0–	*
William G. Gisel Jr. (4)	59		–0–	*	–0–	*

Nominee for Class B Director — Term Expiring in 2014
John R. Scannell (5)	48		65,659	*	941	*

Nominee for Class A Director — Term Expiring in 2015
Brian J. Lipke (6)	60	2003	8,662	*	–0–	*

Class B Directors — Continuing in Office
Term Expiring in 2013
Kraig M. Kayser (7)(8)	51	1998	28,802	*	–0–	*
Robert H. Maskrey (9)	70	1998	52,508	*	53,534	1.2

Term Expiring in 2014
Joe C. Green (10)	70	1986	144,888	*	–0–	*
Robert T. Brady (11)(12)	70	1984	346,472	*	75,492	1.7

Class A Directors — Continuing in Office
Term Expiring in 2013
Albert F. Myers (13)	65	1997	30,205	*	–0–	*

Term Expiring in 2014
Raymond W. Boushie (14)	71	2004	8,662	*	–0–	*

Named Executives
Donald R. Fishback (15)	55	n/a	55,511	*	119	*
Lawrence Ball (16)	57	n/a	73,543	*	6,034	*
Warren C. Johnson (17)	52	n/a	113,589	*	–0–	*
All directors and officers as a group (twenty-two persons) (18)			1,459,572	3.5	247,588	5.6

*	Does not exceed one percent of class.

(1)

Dr. Aubrecht began his career with the Company in 1969, working in various engineering capacities, going on to serve as Administrative Vice President and Secretary, Chairman of the Board, and in 1996 as Vice Chairman of the Board and Vice President of Strategy and Technology. Dr. Aubrecht studied at the Sibley School of Mechanical Engineering at Cornell University where he received his B.S., M.S. and Ph.D. degrees. The Company believes Dr. Aubrecht’s extensive technical, management and operating experience gained through his many years of service to the Company make him highly qualified to serve as a Director. Dr. Aubrecht’s beneficial ownership of Class A shares includes 70,501 shares related to options and 5,075 shares related to SARs currently exercisable or which become exercisable within 60 days of November 30, 2011.

(2)	Nancy Aubrecht, Dr. Aubrecht’s spouse, is the beneficial owner of 40,077 Class A shares and 3,708 Class B shares which are not included in the numbers reported.

(3)

Mr. Gundermann is President and Chief Executive Officer of Astronics Corporation, a publicly traded aerospace and defense company, a position he has held since 2003. Mr. Gundermann has been a director of Astronics since 2000 and has been with Astronics since 1988. Astronics is headquartered in East Aurora, NY, with annual revenues of approximately $200 million. He received a B.A. in Applied Mathematics and Economics from Brown University and an M.B.A. from Duke University. The Company believes Mr. Gundermann’s in-depth understanding of the aerospace and defense industry and his significant high level management experience as President and Chief Executive Officer of Astronics Corporation make him highly qualified to serve as a Director. Mr. Gundermann’s beneficial ownership of Class A shares includes 584 shares related to SARs currently exercisable or which become exercisable within 60 days of November 30, 2011.

(4)

Mr. Gisel is President and Chief Executive Officer of Rich Products Corporation, headquartered in Buffalo, N.Y., with annual revenues exceeding $2.9 billion. He earned a B.A. from Williams College and a Juris Doctorate from the Emory University School of Law. Mr. Gisel started his career at Bankers Trust Company in 1974, and after completing law school in 1978, he joined Phillips Lytle LLP as an Associate in the firm’s litigation department. Mr. Gisel joined Rich Products in 1982, serving as the company’s first General Counsel. In 1988, Mr. Gisel was named Vice President of the International Division. In 1996 he assumed the position of President of Rich’s Food Group and Chief Operating Officer. In 2006, he was appointed Chief Executive Officer. Mr. Gisel also has an M.B.A. from the University of Rochester William E. Simon Graduate School of Business Administration. The Company believes Mr. Gisel’s experience as President and Chief Executive Officer of a large, multi-national company makes him highly qualified to serve as a Director.

(5)

Mr. Scannell joined Moog in 1990 as an Engineering Manager of Moog Ireland and later moved to Germany to become Operations Manager of Moog GmbH. In 1999, he became the General Manager of Moog Ireland, and in 2003 moved to the Aircraft Group in East Aurora, NY as the Boeing 787 Program Manager. He was named Director of Contracts and Pricing in 2005. Mr. Scannell was elected Vice President of the Company in 2005 and Chief Financial Officer in 2007, a position he held until December 2, 2010, at which time he was appointed President and Chief Operating Officer. On November 30, 2011 Mr. Scannell was elected Chief Executive Officer. The Company believes Mr. Scannell’s range of management experience in engineering, operations management, contracts and finance, along with his in-depth knowledge of the Company’s markets, products and technologies, make him highly qualified to serve as a Director. In addition to an M.B.A. from Harvard Business School, Mr. Scannell holds B.S. and M.S. degrees in Electrical Engineering from University College Cork, Ireland. Mr. Scannell’s beneficial ownership of Class A shares includes 50,459 shares related to options and 5,075 shares related to SARs currently exercisable or which become exercisable within 60 days of November 30, 2011.

(6)

Mr. Lipke is the Chairman of the Board and Chief Executive Officer of Gibraltar Industries, Inc., headquartered in Buffalo, NY, with annual revenues of approximately $800 million. Mr. Lipke started his career with Gibraltar in 1972, became President in 1987 and Chairman of the Board in 1993. Mr. Lipke attended the SUNY College of Technology at Alfred and the University of Akron. The Company believes Mr. Lipke’s extensive managerial experience at both the officer and director level, reflected by his current tenure as Chairman of the Board and Chief Executive Officer of Gibraltar Industries, Inc., makes him highly qualified to serve as a Director. Mr. Lipke’s beneficial ownership of Class A shares includes 7,838 shares related to options and 824 shares related to SARs currently exercisable or which become exercisable within 60 days of November 30, 2011.

(7)

Mr. Kayser is President and Chief Executive Officer of Seneca Foods Corporation headquartered in Marion, NY, with annual revenues of approximately $1.2 billion. Prior to assuming his current position in 1993, Mr. Kayser was Seneca Food’s CFO. He received a B.A. from Hamilton College and an M.B.A. from Cornell University. The Company believes Mr. Kayser’s financial and business expertise, including an in-depth understanding of the preparation and analysis of financial statements, and experience as President of a large publicly traded corporation, makes him highly qualified to serve as a Director. Mr. Kayser’s beneficial ownership of Class A shares includes 19,206 shares related to options and 824 shares related to SARs currently exercisable or which become exercisable within 60 days of November 30, 2011.

(8)

Does not include 152,000 Class A shares and 80,000 Class B shares held in a Seneca Foods Corporation pension plan for which Mr. Kayser is one of three trustees as well as one of a number of beneficiaries. Also not included are 17,937 Class A shares owned by the Seneca Foods Foundation, of which Mr. Kayser is a director.

(9)

Mr. Maskrey joined the Company in 1964, retiring on October 1, 2005. He served in a variety of capacities, including as Vice President and General Manager of the Aircraft Controls Division. In 1999, he was elected Executive Vice President and Chief Operating Officer, the position he held at retirement. Mr. Maskrey received his B.S. and M.S. in Mechanical Engineering from the Massachusetts Institute of Technology. The Company believes Mr. Maskrey’s extensive managerial experience in various capacities at both the officer and director level, coupled with his in-depth understanding of the Company’s operations make him highly qualified to serve as a Director. Mr. Maskrey’s beneficial ownership of Class A shares includes 4,614 shares related to options and 824 shares related to SARs currently exercisable or which become exercisable within 60 days of November 30, 2011.

(10)

Mr. Green began his career at the Company in 1966 and has been Executive Vice President and Chief Administrative Officer since 1988. Before joining the Company, Mr. Green worked for General Motors Institute and served as a Captain in the U.S. Army. Mr. Green received his B.S. from Alfred University in 1962 and completed graduate study in Industrial Psychology at Heidelberg University in Germany. The Company believes Mr. Green’s extensive managerial experience and his in-depth understanding of the Company’s operations gained over 40 years as an employee of the Company make him highly qualified to serve as a Director. Mr. Green’s beneficial ownership of Class A shares includes 101,250 shares related to options and 5,075 shares related to SARs currently exercisable or which become exercisable within 60 days of November 30, 2011,

(11)

Mr. Brady has worked at the Company since 1966 in positions that have encompassed finance, production and operations management. He was elected a director in 1984, became President and CEO in 1988, was elected Chairman of the Board in 1996. On December 1, 2011, Mr. Brady stepped down as CEO and will continue to serve as Executive Chairman until his term expires in January 2014. Prior to joining Moog, Mr. Brady served as an officer in the U.S. Navy. Mr. Brady received his B.S. from the Massachusetts Institute of Technology in 1962 and received his M.B.A. from Harvard Business School in 1966. The Company believes Mr. Brady has demonstrated his ability to lead and grow the Company over 45 years of increased managerial responsibility and long tenure as President and CEO. His in-depth knowledge of the Company’s operations, and the industries in which the Company operates, makes Mr. Brady highly qualified to serve as a Director. Mr. Brady’s beneficial ownership of Class A shares includes 162,000 shares related to options and 6,684 shares related to SARs currently exercisable or which become exercisable within 60 days of November 30, 2011, and includes 36,991 Class A and 40,492 Class B shares pledged as collateral to secure personal indebtedness.

(12)	Ann Brady, Mr. Brady’s spouse, owns 56,828 Class A shares and 25,747 Class B shares, which are not included in the number reported.

(13)

Mr. Myers retired in 2006 as Corporate Vice President of Strategy and Technology for Northrop Grumman Corporation. Formerly Vice President and Treasurer, Mr. Myers joined Northrop in 1981. He received his B.S. and M.S. degrees in Mechanical Engineering from the University of Idaho and a M.S. degree from the Alfred P. Sloan School at the Massachusetts Institute of Technology. The Company believes Mr. Myers’ in-depth understanding of the aerospace industry, tenure at Northrop Grumman Corporation and his understanding of the preparation and analysis of financial statements make him highly qualified to serve as a Director. Mr. Myer’s beneficial ownership of Class A shares includes 20,946 shares related to options and 824 shares related to SARs currently exercisable or which become exercisable within 60 days of November 30, 2011.

(14)

Mr. Boushie retired in 2005 as President of Crane Co.’s Aerospace & Electronics segment, a position he held since 1999. Previously he was President and CEO of Crane’s Hydro-Aire operation. Mr. Boushie has a B.A. from Colgate University, an Associate Metallurgy degree from Reynolds Metals Co., and has completed graduate work at the University of Michigan and the Wharton School of Finance at the University of Pennsylvania. The Company believes Mr. Boushie’s in-depth understanding of the aerospace industry, evidenced by his past service as President of Crane Co.’s Aerospace & Electronics segment and his understanding of the preparation and analysis of financial statements, make him highly qualified to serve as a Director. Mr. Boushie’s beneficial ownership of Class A shares includes 4,614 shares related to options and 824 shares related to SARs currently exercisable or which become exercisable within 60 days of November 30, 2011.

(15)

Mr. Fishback joined the Company in 1981 in the Internal Audit function after working as a Certified Public Accountant for Deloitte LLP. He became Corporate Controller in 1985 and in 2007 was named Vice President of Finance. He held this position until December 2010, at which time he was appointed Chief Financial Officer. Mr. Fishback holds a B.A. in business from Westminster College in Pennsylvania and an M.B.A. from State University New York at Buffalo. Mr. Fishback’s beneficial ownership of Class A shares includes 16,831 shares related to options and 5,075 shares related to SARs currently exercisable or which become exercisable within 60 days of November 30, 2011.

(16)

Mr. Ball joined Moog in 2003 when the Litton Poly-Scientific Division of Northrop Grumman was acquired and since that time has been General Manager of the Components Group. Mr. Ball had been President of Poly-Scientific since 1996. Prior to that time, he held a number of managerial positions with various Litton Divisions. Mr. Ball was elected a Vice President in 2004. Mr. Ball graduated from West Chester University and holds an M.B.A. degree from Villanova University. Mr. Ball’s beneficial ownership of Class A shares includes 68,468 shares related to options and 5,075 shares related to SARs currently exercisable or which become exercisable within 60 days of November 30, 2011.

(17)

Mr. Johnson joined the Company in 1983, was named Chief Engineer of the Aircraft Controls Division in 1991, became General Manager of the Aircraft Group in 1999 and a Vice President in 2000. Mr. Johnson holds B.S. and M.S. degrees in Mechanical Engineering from The Ohio State University, and in 2004 completed a Sloan Fellows M.B.A. at the Massachusetts Institute of Technology. Mr. Johnson’s beneficial ownership of Class A shares includes 58,147 shares related to options and 5,075 shares related to SARs currently exercisable or which become exercisable within 60 days of November 30, 2011.

(18)

Does not include shares held by spouses, or as custodian or trustee for minors, as to which beneficial interest has been disclaimed, or shares held under the “Moog Family Agreement as to Voting” described on page 4. Includes 848,506 Class A shares related to options and 69,382 related to SARs currently exercisable or which become exercisable within 60 days of November 30, 2011. Officers and directors of the Company have entered into an agreement among themselves and with the Moog Inc. Retirement Savings Plan (the “RSP”), the Moog Inc. Employees’ Retirement Plan and the Company, which provides that prior to selling Class B shares obtained through exercise of a non-statutory option, the non-selling officers and directors, the RSP, the Employees’ Retirement Plan and the Company have an option to purchase the shares being sold.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors and management are committed to effective corporate governance practices. Our Corporate Governance Guidelines describe the governance principles and procedures by which the Board functions. The Board annually reviews the Corporate Governance Guidelines and the Board committee charters in response to corporate governance developments, including regulatory changes, and recommendations by directors in connection with Board and committee evaluations.

Our Corporate Governance Guidelines and our Board committee charters are available on our website at www.moog.com by selecting Investors and then Corporate Governance. Stockholders may request a free printed copy of our Corporate Governance Guidelines from our Investor Relations department by contacting them by telephone at (716) 687-4225 or by e-mail to investorrelations@moog.com.

Business Ethics Code of Conduct

We have a written code of business ethics and conduct which applies to all directors, officers and employees. Our Statement of Business Ethics is available on our website at www.moog.com by selecting Investors and then Corporate Governance. Stockholders may request a free printed copy of our Statement of Business Ethics from our Investor Relations department by contacting them by telephone at (716) 687-4225 or by e-mail to investorrelations@moog.com.

Communications with Directors

The Board of Directors has provided a process by which shareholders or other interested parties can communicate with the Board of Directors or with the non-management directors as a group. All such questions or inquiries should be directed to the Secretary of the Company, John B. Drenning, c/o Hodgson Russ LLP, The Guaranty Building, 140 Pearl Street, Suite 100, Buffalo, New York 14202. Mr. Drenning will review and communicate pertinent inquiries to the Board or, if requested, the non-management directors as a group.

Leadership Structure

Until December 1, 2011, the Chairman of the Board and Chief Executive officer positions were held by Robert T. Brady. As part of the Company’s continued orderly transition in its leadership, the Board believes at this time it is in the best interests of the Company and its shareholders for separate individuals to serve as Chairman of the Board and Chief Executive Officer and recognizes that there may be circumstances in the future that would lead to the same individual serving in both capacities. The Company believes this leadership structure is the most appropriate for it because the Board is able to continue employing the experience and perspective Mr. Brady has gained in running the Company as Chief Executive Officer for the past 23 years.

Mr. Brady fulfills his responsibilities as Chairman through close interaction with the Presiding Director. Each executive session of non-management directors has a Presiding Director, who acts as chairperson for the executive session, rotated among the chairpersons of the Executive Compensation and Nominating and Governance Committees.

Board Role in Risk Oversight

The Board is responsible for consideration and oversight of the risks facing the Company. The Board manages this oversight directly and through standing committees of the Board. The Board is kept informed by various reports provided to it on a regular basis, including reports made at the Board and Committee meetings by management. The Audit Committee performs a central oversight role with respect to financial and compliance risks, and the Audit Committee regularly reviews these risks with the full Board. The Executive Compensation Committee reviews and discusses with management the impact of the Company’s compensation policies and practices on risk taking within the Company. The Committee roles are discussed in more detail later in this proxy statement.

Director Independence

Under the independence standards set forth at 303A.02(b) of the New York Stock Exchange Listed Company Manual, the Board of Directors has affirmatively determined that the non-management directors consisting of Messrs. Raymond W. Boushie, John D. Hendrick, Kraig H. Kayser, Brian J. Lipke, Robert H. Maskrey, Albert F. Myers and Peter J. Gundermann are independent. Under these standards, the Board has also determined that all Board standing committees, other than the Executive Committee, are composed entirely of independent directors. In connection with determining that Mr. Maskrey is independent, the Board of Directors considered Mr. Maskrey’s consulting arrangement with the Company. The Board believes with respect to the new director nominees, that Mr. Gisel is independent, and Mr. Scannell is not independent under these standards.

Executive Sessions

The Company’s corporate governance guidelines provide that the non-management directors meet without management at regularly scheduled executive sessions. Generally, these sessions take place prior to, or following, regularly scheduled Board meetings. Each executive session has a Presiding Director, who acts as chairperson for the executive session. The chairpersons of the Executive Compensation and Nominating and Governance Committees rotate as Presiding Director at these executive sessions.

The Audit Committee meets with the Company’s independent auditors in regularly scheduled executive sessions, with the Audit Committee chairperson presiding over such sessions.

Board of Directors and Committee Meetings

During the 2011 fiscal year, the Board of Directors held five meetings. The following are the standing committees of the Board of Directors and the number of meetings each committee held during the 2011 fiscal year:

Committees	Number of Meetings	Members
Audit	7	Messrs. Kayser, Boushie, Hendrick, and Myers
Executive	0	Messrs. Aubrecht, Brady and Green
Executive Compensation	3	Messrs. Hendrick, Boushie, Lipke and Myers
Stock Option	2	Messrs. Myers, Boushie, Hendrick and Lipke
Nominating and Governance	2	Messrs. Lipke, Maskrey, Hendrick, Kayser and Myers

For various reasons Board members may not be able to attend a Board meeting. All Board members are provided information related to each of the agenda items before each meeting, and, therefore, can provide counsel outside the confines of regularly scheduled meetings. It is the Company’s policy that, to the extent reasonably practicable, Board members are expected to attend shareholder meetings. All of the directors attended the 2011 Annual Shareholders Meeting.

Related Party Transactions

We use a combination of Company policies and established review procedures, including adherence to New York Stock Exchange Listing standards, to ensure related party transactions are reviewed, approved and ratified, as appropriate. We do not maintain these policies and procedures under a single written policy.

The Corporate Governance and Nominating Committee is responsible for developing, recommending and reviewing annually the Board of Directors Corporate Governance Guidelines to comply with state and federal laws and regulations, and with New York Stock Exchange Listing Standards. The Board of Directors is further required to meet the independence standards set forth in the New York Stock Exchange Listed Company Manual. The Audit Committee is responsible for the review, approval or ratification of any related party transactions as noted in the “Compliance Oversight

Responsibilities” section of the Charter of the Audit Committee of the Board of Directors. Our Statement of Business Ethics, which applies to all directors, officers and employees, provides guidance on matters such as conflicts of interest and procurement integrity, among others.

We require that each director and officer complete a questionnaire annually. The questionnaire requires positive written affirmation regarding related party transactions that may constitute a conflict of interest, including: any transaction or proposed transaction in excess of $120,000 involving the director or officer or an immediate family member and the Company, a subsidiary or any pension or retirement savings plan; any indebtedness to the Company; dealings with competitors, suppliers or customers; any interest in real or personal property in which the corporation also has an interest; and the potential sale of any real or personal property or business venture or opportunity that will be presented to the Company for consideration. We review each questionnaire to identify any transactions or relationships that may constitute a conflict of interest, require disclosure, or affect an independence determination. Any such transactions with the directors, officers, their immediate family members or any 5% shareholder are reviewed by the Audit Committee, and when necessary, the full Board of Directors. These reviews are intended to ensure any such transactions are conducted on terms as fair as if they were on an arm’s length basis and do not conflict with the director’s or officer’s responsibilities to the Company.

For situations in which it is either clear that a conflict of interest exists or there is a potential conflict of interest, the related director or officer is obligated to recuse him from any discussion on the business arrangement. That director or officer does not participate in approving or not approving the related transaction. The remaining members of the Board of Directors make those determinations.

The Audit Committee and Board of Directors review transactions involving directors and/or officers that either clearly represent or may represent a conflict of interest. They determine whether these transactions are on terms as fair as if the transactions were on an arm’s length basis. In situations in which the Audit Committee or Board of Directors determine that a transaction is not on terms as fair as if it were on an arm’s length basis, the transaction would be modified such that the transaction were as fair as if it were on an arm’s length basis. The Audit Committee and Board of Directors place significant reliance on their collective business judgment, experience and expertise in their review and deliberations.

Situations involving related party conflicts of interest have been rare in recent years, and there were no transactions required to be reported under Item 404(a) that were not required to be reviewed or where the Company’s policies and procedures for review were not followed in the 2011 fiscal year.

Other Directorships

Current directors and director nominees of the Company are presently serving or have served at any time during the past five years on the following boards of directors of other publicly traded companies:

Name of Director	Company
Robert T. Brady	M&T Bank Corporation; Seneca Foods Corporation*; Astronics Corporation; National Fuel Gas Company
Raymond W. Boushie	Astronics Corporation
William G. Gisel, Jr.	KeyCorp, Mod-Pac Corporation
Peter J. Gundermann	Astronics Corporation
Kraig H. Kayser	Seneca Foods Corporation
Brian J. Lipke	Gibraltar Industries, Inc.

*

Mr. Brady is no longer serving as a Director of Seneca Foods Corporation, effective August 2011, as he has completed serving the term for which he was elected and is not standing for reelection in accordance with the company’s by-laws.

Website Access to Information

The Company’s internet address is www.moog.com. The Company has posted to the investor information portion of its website its Corporate Governance Guidelines, Board committee charters (including the charters of its Audit, Executive Compensation and Nominating and Governance Committees) and Statement of Business Ethics. This information is available in print to any shareholder upon request. All requests for these documents should be made to the Company’s Investor Relations department by calling (716) 687-4225 or by email to investorrelations@moog.com.

Nominating and Governance Committee

The Nominating and Governance Committee is composed solely of independent directors, and participates in the search for qualified directors. At a minimum, qualifications include relevant experience in the operation of companies, education and skills, and a high level of integrity. The candidate must be willing and available to serve and should represent the interests of all shareholders and not of any special interest group. After conducting an initial evaluation of a candidate, the Committee will interview that candidate if it believes the candidate might be suitable to be a director and will also ask the candidate to meet with other directors and management. If the Committee believes a candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board that candidate’s election.

The Nominating and Governance Committee does not have a formal written policy with regard to considering diversity in identifying nominees for directors, but, when considering director candidates, it seeks individuals with backgrounds and skills that, when combined with those of the Company’s other directors, bring a broad range of complementary skills, expertise, industry and regulatory knowledge, and diversity of perspectives to build a capable, responsive and effective Board. Diversity considerations for a director nominee may vary at any time according to the particular area of expertise being sought to complement the existing Board composition.

A shareholder wishing to nominate a candidate should forward the candidate’s name and a detailed background of the candidate’s qualifications to the Secretary of the Company in accordance with the procedures outlined in the Company’s by-laws. In making a nomination, shareholders should take into consideration the criteria set forth above and in the Company’s Corporate Governance Guidelines. The Board of Directors has adopted a written charter for the Nominating and Governance Committee. A copy of the charter is available on the Company’s website. The Committee met on November 30, 2011 and nominated Messrs. Aubrecht, Gundermann, Gisel, Lipke and Scannell for election at the 2012 Annual Meeting.

Nominating and Governance Committee Members:	Brian J. Lipke, Chair	Kraig H. Kayser
	Robert H. Maskrey	Albert F. Myers
John D. Hendrick

Audit Committee

The Audit Committee is responsible for assisting the Board of Directors in monitoring the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and the independent auditor. The Audit Committee has the sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee. The Audit Committee reviews and discusses with management and the independent auditor the annual audited and quarterly financial statements, the disclosures in the Company’s annual and quarterly reports under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, critical accounting policies and practices used by the Company, the Company’s internal control over financial reporting, and the Company’s major financial risk exposures. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company’s website.

All of the Audit Committee members meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Board has determined all Audit Committee members are Audit Committee financial experts under the rules of the Securities and Exchange Commission. The Audit Committee held seven meetings in the 2011 fiscal year, in person and by telephone conference. The Audit Committee met with the Company’s internal auditors and on a regular basis met separately with the independent auditors and management.

Audit Committee Members:	Kraig H. Kayser, Chair	John D. Hendrick
	Raymond W. Boushie	Albert F. Myers

Stock Option Committee

The Stock Option Committee is responsible for approving stock incentive awards to executive officers and key employees. The Stock Option Committee reviews management recommendations regarding awards to both executive officers and key employees, evaluating such potential awards in relation to overall compensation levels. The Stock Option Committee also reviews such awards with consideration for the potential dilution to shareholders, and limits stock awards such that the potential dilutive effect is within normally accepted practice. With regard to option and stock appreciation rights grants to directors, such grants are approved by the full Board of Directors.

Stock Option Committee Members:	Albert F. Myers, Chair	John D. Hendrick
	Raymond W. Boushie	Brian J. Lipke

Executive Compensation Committee

The Executive Compensation Committee is responsible for discharging the Board of Directors’ duties relating to executive compensation. The Committee makes all decisions regarding the compensation of the executive officers. In addition, the Committee is responsible for administering the Company’s executive compensation program. The Committee reviews both short-term and long-term corporate goals and objectives with respect to the compensation of the CEO and the other executive officers. The Committee also reviews and discusses with management the impact of Moog’s compensation policies and practices on risk taking within the Company. The Committee evaluates at least once a year the performance of the CEO and other executive officers in light of these goals and objectives and, based on these evaluations, approves the compensation of the CEO and the other executive officers. The Committee also reviews and recommends to the Board incentive-compensation plans that are subject to the Board’s approval. All of the Committee members meet the independence requirements of the New York Stock Exchange. The Board of Directors has adopted a written charter for the Executive Compensation Committee. A copy of the charter is available on the Company’s website. The Committee held three meetings in the 2011 fiscal year.

During the 2011 fiscal year, the Executive Compensation Committee utilized data provided by Hay Group, an independent professional compensation consulting firm, to assist and guide the Committee. The Hay Group data was used to compare Moog’s executive compensation program with current industry trends, and individual officer compensation levels based on peer groups. Hay Group survey results were used to establish the compensation level of our CEO. Our CEO makes recommendations to the Committee regarding the compensation levels of other executive officers. Moog used Hay Group for compensation consultation services, which are provided independently of the services to the Executive Compensation Committee. The amount of fees for these additional services performed by Hay Group was less than $50,000 for the 2011 fiscal year.

Additional information regarding the Committee’s processes and procedures for establishing and overseeing executive compensation is disclosed in the “Compensation Discussion and Analysis” section.

Executive Compensation Committee Members:	John D. Hendrick, Chair	Brian J. Lipke
	Raymond W. Boushie	Albert F. Myers

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was an officer or employee of Moog during the last fiscal year, was formerly an officer of Moog, or has any relationships with Moog requiring disclosure under any paragraph of item 404 of Regulation S-K. Since the beginning of the last fiscal year, no executive officer of Moog has served on the compensation committee of any company that employs a director of Moog.

COMPENSATION OF DIRECTORS

Non-employee directors are paid $5,000 per quarter and reimbursed for expenses incurred in attending Board and Committee meetings. The aggregate cash remuneration for attending Board and Committee meetings for all non-management directors, excluding reimbursement of out-of-pocket expenses, was $140,000 for the 2011 fiscal year.

The 2008 Stock Appreciation Rights Plan provides that appreciation rights in a certain number of underlying shares may be granted to non-employee directors. During the 2011 fiscal year, Messrs Boushie, Gundermann, Hendrick, Kayser, Lipke, Maskrey and Myers each were granted 1,500 SARs to be settled in Class A shares at an exercise price per share equal to the fair market value of a Class A share on the date of grant. The Company’s 1998 and 2003 Stock Option Plans provide that options to purchase Class A shares may be granted to non-employee directors. There were no options granted to directors in the 2011 fiscal year.

2011 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	SAR Awards (1)	All Other Compensation	Total
Raymond W. Boushie	$20,000	$18,546	—	$38,546
Peter J. Gundermann	$20,000	$24,269	—	$44,269
John D. Hendrick	$20,000	$18,546	—	$38,546
Kraig H. Kayser	$20,000	$24,269	—	$44,269
Brian J. Lipke	$20,000	$24,269	—	$44,269
Robert H. Maskrey (2)	$20,000	$18,546	$81,780	$120,326
Albert F. Myers	$20,000	$18,546	—	$38,546

(1)

This column shows the aggregate grant date fair value of SAR awards computed in accordance with FASB ASC Topic 718 granted in the 2011 fiscal year. The amounts do not reflect the actual amounts that may be realized by directors. A discussion of the assumptions used in calculating these values may be found in Note 14 to the audited financial statements in Moog’s Annual Report on Form 10-K for the 2011 fiscal year.

(2)

Mr. Maskrey has a one-year renewable consulting services arrangement with the Company for a base amount of $6,815 monthly, subject to adjustment based upon the level of consulting services provided. The consulting services arrangement was reviewed and approved by the Executive Compensation Committee and the Board.

The following table shows the number of stock appreciation rights relating to Class A shares granted to each non-employee director during the 2011 fiscal year.

Name	Grant Date	Number of Shares Under SAR Award	Closing Price on Grant Date
Raymond W. Boushie	11/30/2010	1,500	$36.86
Peter J. Gundermann	11/30/2010	1,500	$36.86
John D. Hendrick	11/30/2010	1,500	$36.86
Kraig H. Kayser	11/30/2010	1,500	$36.86
Brian J. Lipke	11/30/2010	1,500	$36.86
Robert H. Maskrey	11/30/2010	1,500	$36.86
Albert F. Myers	11/30/2010	1,500	$36.86

The aggregate number of SARs and options on Class A shares held by each non-employee director as of October 1, 2011 was as follows:

Name	SARs on Moog Class A Shares	Options on Moog Class A Shares
Raymond W. Boushie	4,125	4,614
Peter J. Gundermann	2,625	—
John D. Hendrick	4,125	6,151
Kraig H. Kayser	4,125	19,206
Brian J. Lipke	4,125	7,838
Robert H. Maskrey	4,125	4,614
Albert F. Myers	4,125	20,946

Expense Reimbursement

Non-employee directors are reimbursed for travel and other expenses in the performance of their duties.

Indemnification Agreements

Moog has indemnification agreements with our directors. These agreements provide that directors are covered under our directors and officers liability insurance, which indemnify directors to the extent permitted by law and advance to directors funds to cover expenses subject to reimbursement if it is later determined indemnification is not permitted.

Deferred Compensation Plan

This plan allows non-employee directors to defer all or part of the director’s cash fees. Directors deferring cash fees must notify the Company of any changes to the elections to defer fees for a calendar year by the end of the preceding calendar year, with new directors having 30 days to make such an election. Directors deferring cash fees accrue interest monthly at the average of the six month Treasury bill rate. Currently, four directors participate in this plan. The table below shows the amounts deferred for the 2011 fiscal year.

Name	2011 Fees Percent Deferred	Payment of Deferred Fees from Prior Years
Raymond W. Boushie	0%	$—
Peter J. Gundermann	0%	$—
John D. Hendrick	100%	$—
Kraig H. Kayser	100%	$—
Brian J. Lipke	100%	$—
Robert H. Maskrey	0%	$—
Albert F. Myers	100%	$—

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of the Company’s Compensation Program

The objectives of the Company’s executive compensation program are to:

(1) Provide a compensation package that will attract, retain, motivate and reward superior executives who must operate in a highly competitive and technologically challenging environment.

(2) Relate annual changes in executive compensation to overall Company performance, as well as each individual’s contribution to the results achieved. The emphasis on overall Company performance is intended to align the executives’ financial interests with increased shareholder value.

(3) Achieve fairness in total compensation with reference to external comparisons, internal comparisons and the relationship between management and non-management remuneration.

The Company’s executive compensation program is designed to balance competing interests. On the one hand, we recognize that near-term shareholder value can be created by the achievement of near-term results. Recognizing this reality, annual salary increases are tied to annual earnings per share performance and individual performance and cash bonuses are tied to annual earnings per share performance. On the other hand, the Company’s business, particularly in aerospace and defense, requires that executives make decisions and commitments where benefits, in financial terms, take years to develop. The Company’s Stock Appreciation Rights program is intended to reward long-term success and to align executives’ financial interests with those of long-term shareholders.

Looking across the spectrum of U.S. public companies, it is evident there are a variety of approaches to executive compensation, each of which can be successful under the right set of circumstances. The Company implemented its current approach in 1988. Restructuring charges detracted from the Company’s financial performance in the early 1990’s and the global recession negatively impacted performance during the 2009 fiscal year. However, in each year since 1995 (excepting only 2009), the Company has achieved year over year increases in earnings per share, and in 15 of the last 17 years, the Company has achieved year-over-year earnings per share increases of 10% or more. During the last ten years, compound annual growth in earnings per share has been approximately 12.2%. In turn, our Class A share price has increased from $10.03 at the close of the 2001 fiscal year to $32.62 by the end of the 2011 fiscal year, and $41.82 at the end of November, 2011. The Company believes the effectiveness of its relatively simple, straightforward approach to executive compensation is evidenced by this superior performance record and, in turn, the superior performance of our stock. To recap, the Company’s earnings per share highlights since 1995 are as follows:

•	Increases every year except fiscal 2009;

•	Year-over-year increases of 10% or more in 15 of 17 years;

•	10 year compound annual growth rate of 12.2%;

•	EPS up 49% over the last two years;

•	Share price growth:

•	$10.03 at close of fiscal ‘01

•	$32.62 at close of fiscal ‘11

•	$41.82 at 11/30/11

Elements of the Executive Compensation Program

Salaries

The Company uses the Hay Job Evaluation System for professional employees, including its named executive officers. The Hay methodology is an analytical, factor-based scheme that measures the relative size of jobs in the form of points within an organization. Each named executive officer has a written position description evaluated with the Hay Job Evaluation System. Base salary ranges for each position are determined in collaboration with the Hay Group. The Hay Group provides annual peer company salary survey information which provides the basis for determining a competitive base salary range for each position. It is our objective to pay base salaries at, or slightly above, market averages for similar positions in peer companies. Named executive officers’ base salaries are reviewed annually and increases within salary ranges are determined on a combination of Company and individual performance. The base salary of each of the named executive officers is within his position’s applicable salary range.

Management Profit Share

The Company’s senior leadership, both managerial and technical, numbers about 420 persons. This entire group, including the named executive officers, participates in a Management Profit Sharing Program in which a cash bonus payout each year is a function of the year-over-year growth rate in the Company’s earnings per share. A simple formula is used to determine the cash bonus amount. Any payout depends entirely on the Company’s year-over-year growth rate in earnings per share. There are no individual performance incentives in the formula.

The Company uses this single metric to underscore the importance of collaboration at all levels of leadership. The Company supplies products to a diverse array of customers in a variety of global markets. The common thread is that the technology used in high-performance motion control and fluid flow systems, and our key technical resources, are transportable from one segment to another in response to fluctuating customer demands. Having our senior leadership focus on “what’s good for the Company” has been an important factor in the Company’s consistent performance.

Stock Options

Over the Company’s history, stock option awards have been a consistent element of executive compensation. The 1998 Stock Option Plan covers the award of options on 2,025,000 shares of Class A shares and terminated in December 2007. The 2003 Stock Option Plan covers an additional 1,350,000 Class A shares and will terminate in 2012. The Company’s stock option plans are no longer actively used because almost all of the shareholder authorized awards have been granted. In the interest of maintaining alignment between management and shareholder’s interests, the 2003 plan imposes a three-year holding period on option shares unless previously owned stock is used in payment of the option exercise price. All stock option awards are priced at the market-closing price on the day the Stock Option Committee approves the option awards.

Stock options issued to executive officers are intended to be incentive stock options (ISO’s), and those issued to directors, as non-employees, are non-qualified stock options. Stock options issued to executive officers and directors cannot be exercised until at least one year after the option grant. Each executive officer option grant contains a vesting schedule, with the vesting schedule constructed to maintain the treatment of the options as ISO’s. However, in certain cases options granted to executive officers will be treated as non-qualified due to IRS limitations. Stock options issued to directors do not have a vesting schedule and can be exercised at any time starting one year after the option grant.

Stock options were generally granted once a year through the 2008 fiscal year. The options were priced at the New York Stock Exchange closing price on the day the Board approved the option grants. The number of stock option grants under these plans did not consider individual performance incentives. After consideration of peer company data provided by the Hay Group, a fixed option award was made to each named executive officer, with a slightly larger award to the CEO. Compared with peer companies, our stock option awards are modest. It is Company policy not to re-price option grants.

Stock Appreciation Rights

The shareholders of the Company, on January 9, 2008, approved the Moog Inc. 2008 Stock Appreciation Rights Plan (“SAR Plan”) providing for the award of stock appreciation rights (“SARs”).

SARs confer a benefit based on appreciation in value of the Class A shares, and are settled in the form of Class A shares. The SAR Plan, which will terminate on January 9, 2018, covers the award of a total of 2,000,000 SARs.

The purpose of the SAR Plan is to promote the long term success of the Company and to create shareholder value by (a) encouraging non-employee directors, officers and employees performing service for the Company to focus on critical long-range objectives, (b) encouraging the attraction and retention of eligible participants with exceptional qualifications, and (c) linking participants directly to shareholder interests through ownership of the Company. The Plan seeks to achieve this purpose by providing for awards in the form of SARs that derive value only from the appreciation in price of the Company’s stock and that are payable in shares of Company stock.

Similar to the awards of stock options, the number of annual SARs awarded was determined in collaboration with the Hay Group utilizing peer company survey data. Annual SARs awarded to executive officers to date have been at values below the 50th percentile of the Company’s peer companies. Individual performance is not a basis used to determine the number of named executive officer SAR awards.

Retirement Programs

The Company’s U.S. based named executive officers participate in a defined benefit retirement plan covering Moog’s U.S. based employees. The Company believes that the retirement plan is a key element in attracting and retaining employees at all levels of the organization. The Company has long provided a defined benefit plan, but new U.S. employees hired after January 1, 2008 are covered under a defined contribution plan. The benefit accrual available to U.S. based executive officers under the qualified defined benefit plan is limited to $245,000 in base compensation. The Company maintains a Supplemental Executive Retirement Plan (“SERP”) for its executive officers to bridge the gap between legally mandated limits on qualified pension plan benefits and the retirement benefits offered at comparable public companies. While the Company formally funds the qualified defined benefit plan, the SERP is not formally funded. The Company’s objective is to provide total retirement benefits that are competitive with peer group companies.

The value of pension benefits for each named executive officer can be found in the table on page 37.

Medical Coverage

The Company’s named executive officers participate in the same health insurance programs available to all employees. In addition, our executive officers have coverage under an enhanced medical insurance policy that generally covers all unpaid healthcare expenses deductible under IRS guidelines. This supplemental coverage plan was established many years ago in accordance with industry practice for senior executives. We believe that conforming in this way to industry standards aids in executive retention.

Vacation, Disability and Group Life Insurance

Named executive officers participate in the same vacation, disability and life insurance programs as all other Moog employees. Life insurance coverage for employees is based upon a multiple of salary, with the multiple for named executive officers’ generally two times annual salary.

The Company’s primary U.S. vacation plan provides an annual basic benefit of three weeks once an employee has reached five years of service. In addition, our plan has a unique feature. Beginning on the tenth anniversary of employment, in addition to the standard three weeks vacation, each employee is awarded an additional seven weeks of vacation. This award occurs again every five years. This plan was created by our founder, Bill Moog, with the idea that every few years each employee might have the opportunity for a brief sabbatical. This feature serves to attract and retain key talent. The unused vacation accumulates annually. Under certain circumstances, such as when employees have a significant personal need such as major home repairs, high medical costs, college tuition bills for their children, among others, employees can exchange unused vacation for cash. The payment of cash in lieu of vacation is subject to management approval, with the employee needing to demonstrate financial need. As a practical matter, many long-term employees retire with a substantial amount of unused vacation, which is then paid in cash.

Termination Benefits

Named executive officers and other members of executive management are provided Termination Benefit Agreements that are triggered under certain circumstances, including a change in control. Under these agreements, executive officers receive salary continuance for up to three years based upon length of service, management profit share on a prorated basis in the year of termination, medical coverage, life and disability benefits and club dues for one year. These agreements are designed to retain executives and provide continuity of management in the event of a change in control. The Company believes that these severance and change in control benefits are required to attract and retain executive talent in a marketplace where such benefits are commonly offered. Further information can be found under the heading Potential Payments Upon Termination or Change in Control section on pages 39-40.

Other Benefits

The Company reimburses fees for membership in certain private clubs so that the Company’s executives have these facilities available for entertaining customers, conducting Company business and fulfilling community responsibilities.

THE PROCESS FOR DETERMINATION OF COMPENSATION

The Executive Compensation Committee of the Board is composed solely of independent, non-employee directors. The Committee meets in executive session to determine CEO compensation, and has final approval on all elements of key executive compensation.

The Hay Group Job Evaluation system is used to develop ratings for each senior executive position. Each year the Committee is provided data from Hay Group that relates existing pay levels to the Hay numerical ratings. These data provide a base salary range mid-point for each job rating with a minimum and maximum for the salary range which is ± 30% from the mid-point. The Committee employs the Hay Group to recommend appropriate base salary ranges for each of the named executive officers. In order to recommend the salary ranges, Hay Group makes comparisons to two groups of companies. The first group is their entire database of U.S. industrial companies. The second comparison is a group of fifteen companies whose businesses are similar to Moog’s and whose revenues are reasonably comparable. For the 2011 fiscal year, this group consisted of Rockwell Collins, Alliant Techsystems, Curtiss-Wright, BE Aerospace, Esterline, the Triumph Group, Woodward Governor, Hexcel, Kaman, Orbital Sciences, AAR, Teledyne, Spirit Aerosystems, Cubic, and Precision Castparts. The Hay Group annually determines if the named executive officers are within a reasonable range of market base salary medians.

The process for setting annual base salaries is one wherein the CEO makes recommendations for merit based salary increases, and occasionally, base salary adjustments needed to position an executive officer appropriately in his base salary range. The Committee approves or adjusts those recommendations for a final determination. At the beginning of calendar year 2011, the Committee approved base salary adjustments which increased the base salaries for Mr. Brady, Mr. Johnson and Mr. Scannell. As part of this process, the CEO prepares a performance appraisal for each executive officer, including himself, which is reviewed in detail by the Committee. These performance appraisals take into consideration the outcomes achieved by the unit or function for which the officer is responsible. In addition, the performance appraisals consider the conduct and contribution of the officer in achieving those results, the support provided by the officer and the organization he manages in achieving overall Company results, and the officer’s achievements in developing organizational strength for the future, as appropriate. In addition to the review of each officer’s performance appraisal, the CEO and the Committee review the relationship of the officer’s salary to the Hay Group salary range data provided for each officer position. The Committee generally expects that a newer officer with limited experience will be in the lower quartiles of the survey. As the officer’s capabilities develop and achievements accumulate, the Committee generally expects the officer will move through the mid-point range of the survey range and ultimately be positioned in the upper quartiles. When appropriate, the Committee will make adjustments to achieve this positioning.

In developing his recommendations for base salary increases and adjustments for the named executive officers, the CEO has consistently used a framework which relates percentage increases to merit ratings for each individual. Each year the management of the Company selects a rating scheme for merit raises for the entire Company. In 2010 a satisfactory performance for an officer earned a 3% increase, meritorious performance 4%, and outstanding performance 5.5%. The CEO rates the performance of each of the named executive officers. For the CEO, COO (Chief Operating Officer), CAO (Chief Administrative Officer) and CFO, the rating depends on the performance of the Company as a whole. For business unit managers, profit contribution of the unit is a major consideration in performance evaluation. Qualitative factors may then be considered when appropriate. The executive’s performance is considered with respect to developing and leading an effective organization, making effective personnel selections, encouraging the development of new technology and new products, addressing competitive market pressures, responding appropriately to unusual market conditions and challenges, and succession planning. A positive rating with respect to these considerations achieves the highest available merit rating, and a less favorable assessment results in a lower rating.

The Committee is mindful of the IRS limitation on deductibility of compensation over $1 million, and only Mr. Brady’s and Mr. Green’s compensation for 2011 has exceeded the IRS limitation.

Annual cash bonuses paid to senior executives are developed in accordance with a management profit sharing plan in which there are about 420 participants. For this group, cash bonuses are paid each year in which the Company achieves growth in earnings per share. The bonus amount payable to each participant is determined by multiplying the participant’s base salary by the product of the percentage improvement in Moog’s earnings per share and a multiplier of 3.00, 1.33, 1.00 or 0.67 based on a participant’s responsibilities. Our executive officers, of whom there are 12, are responsible for the overall management and success of the Company. Each person in this group receives a cash bonus that is equal to the participant’s base salary at year end multiplied by the percentage improvement in earnings per share times a factor of 3.0, subject to a cap of 60% of base salary. For its review of officer compensation in November 2010, the Committee engaged the Hay Group to provide a study of all aspects of the Company’s compensation program with reference to the practice in peer group companies. The Hay Group reported that the Company’s base salaries were for the most part competitive, but that the Company’s cash bonus program was far below industry practice. After further study, the Committee changed the cash bonus plan to provide bonus payments of up to 60% of base salary. About 43 senior executives who have a very high level of responsibility in the Company receive a cash bonus that is equal to the participant’s base salary multiplied by the percentage improvement in earnings per share times 1.33. The third group of senior managers numbers about 65. Each person in this group receives a cash bonus that is equal to the participant’s base salary multiplied by the percentage improvement in earnings per share times 1.00. The largest group numbers about 300 people. Each person in this group receives a cash bonus that is equal to the participant’s base salary multiplied by the percentage improvement in earnings per share times 0.67. The multiplier is used to achieve bonus payments which, in years of strong earnings growth, are somewhat comparable to the bonus plans in other companies for executives in each group. The Company’s earnings per share increase and named executive officer (NEO) bonus history over the last three years is as follows:

Year	EPS Increase %	NEO Bonus %
2011	25.00%	60.00%
2010	19.20%	25.54%
2009	None	0

In years where there is no increase in earnings per share and, therefore, no bonus paid, our named executive officers’ total compensation is less than peer companies.

THE PROCESS FOR DETERMINING STOCK OPTION AWARDS

The Stock Option Committee of the Board is composed solely of independent non-employee directors. The Company believes that stock ownership on the part of executive officers serves to align the leadership of the Company with the interest of shareholders, and that a stock option plan is an attractive and effective way for the officers to accumulate a stock ownership position. The Committee does not use a formulaic approach, but in years when performance is considered adequate, the Committee invites the CEO to make recommendations for stock option awards. These recommendations are either approved or adjusted by the Committee. With regard to the CEO, stock option awards are determined by the Stock Option Committee. The Committee has always been mindful of the relationship between the number of options awarded and the shares outstanding. As of the 2011 fiscal year end, the Company’s outstanding unexercised options were 3.2% of the total outstanding shares. During the 2011 fiscal year, there were no options awarded to officers or directors. The stock option plans are no longer actively used because almost all shareholder authorized options have been previously granted.

THE PROCESS FOR DETERMINING STOCK APPRECIATION RIGHTS AWARDS

The Stock Option Committee of the Board of Directors has been appointed by the Board of Directors to administer the SAR Plan. The Stock Option Committee has the authority, subject to the terms of the Plan, to determine the persons eligible to receive awards, when each award will be granted, the terms of each award, including the number of SARs granted, and to construe and interpret the terms of the SAR Plan and awards granted under it. SARs may not be repriced.

The SAR Plan only provides for awards of SARs. A SAR award will contain such terms and conditions as determined by the Stock Option Committee, subject to the terms of the SAR Plan, including the date on which the SARs becomes exercisable and the expiration date of the SARs. The exercise price of a SAR will be equal to the fair market value of one Class A share on the date of grant. The total number of SARs awarded to any one employee during any fiscal year of the Company may not exceed 50,000.

SARs will vest and be exercisable pursuant to the terms and conditions outlined in each participant’s award agreement, as determined by the Stock Option Committee. SARs will not become exercisable earlier than the first anniversary of the date of grant, and vested SAR awards will be exercisable by participants only until the tenth anniversary of the date of grant.

In the development of the SAR Plan, the Stock Option Committee engaged Hay Associates in a consulting capacity. The Stock Option Committee, in collaboration with the CEO and the Chief Administrative Officer selected a pattern of SAR distributions where all officers except the CEO are awarded the same number of SARs, and a smaller number are awarded to other senior executives. The Hay Group analysis indicates that the value of the Company’s awards in SARs are below the 25th percentile of industry practice.

During the 2011 fiscal year, SAR awards of 27,000 shares for the CEO and 20,500 shares for each of the executive officers were granted. As discussed above, the Committee does not use a formulaic approach, but in years when performance is considered adequate, the Committee invites the CEO to make recommendations for SAR awards. These recommendations are either approved or adjusted by the Committee. With regard to the CEO, SAR awards are determined by the Stock Option Committee. For 2011, the Stock Option Committee approved the grants recommended by the CEO, without adjustments. The Committee remains mindful of the relationship between the number of SARs awarded and the shares outstanding. As of the 2011 fiscal year end, the Company’s outstanding unexercised SAR awards were 2.5% of the total outstanding shares.

SUMMARY

In order for Shareholders to evaluate our executive compensation plans we provide the following comparative data. As described on page 14, the Executive Compensation Committee uses data provided by the Hay Group to establish salary ranges for each of the named executive officers. The Hay Group makes comparisons to two groups of companies. The first group is their entire data base for U.S. industrial companies. The second is a group of fifteen companies whose businesses are somewhat similar to Moog’s, and whose revenues are somewhat comparable. In setting and evaluating base salaries, the committee has focused primarily on the comparison to the entire Hay data base. This year’s comparisons are as follows:

Name & Principal Position	Salary	Hay Range Midpoint	Ratio (Salary /Midpoint)
R. T. Brady Chairman & CEO	$1,027,510	$1,075,404	96%
J. R. Scannell President & COO	507,499	666,190	76%
D. R. Fishback V.P. & CFO	361,499	480,571	75%
J. C. Green EVP & CAO	676,005	642,890	105%
W. C. Johnson V.P. Aircraft Group	526,011	504,271	104%
L. J. Ball V.P. Components Group	443,701	428,194	104%

These comparisons reflect the committee’s intention to provide salaries that are somewhat above the market averages for comparable positions, recognizing that executives who are new to their positions, like Mr. Scannell and Mr. Fishback, will fall initially in the lower quartiles of the appropriate salary ranges.

In our total compensation program (detailed on pages 18-21), each of the three major elements, base salary, cash bonus and SARs, are considered independently. However, the Executive Compensation and Stock Option Committees also consider how our total compensation compares with the total compensation of comparable executives in peer organizations. Our base salaries for named executive officers who have been in their positions for a number of years are in the upper quartiles, while those newer to their positions are in the lower quartiles. Given this year’s changes to the management profit share plan, our cash bonuses are now more competitive with peer organizations than they were previously. The value of our SARs awards is below the 25th percentile of industry practice.

The following chart compares the total direct compensation (awarded compensation) of our named executive officers to that of executives in comparable positions in the Hay-selected peer group. Awarded compensation, as reported in the table below, includes salary paid, the value of SAR’s awarded, cash bonus, and all other miscellaneous compensation. Comparisons to the median total direct compensation in the peer group are as follows:

Name & Principal Position	Awarded Compensation	Peer Group Median	Ratio (Awarded /Median)
R. T. Brady Chairman & CEO	$2,016,223	$3,948,000	51%
J. R. Scannell President & COO	1,194,535	1,799,000	66%
D. R. Fishback V.P. & CFO	931,880	1,463,000	64%
J. C. Green EVP & CAO	1,359,296	1,799,000	76%
W. C. Johnson V.P. Aircraft Group	1,201,588	1,190,000	101%
L. J. Ball V.P. Components Group	1,065,235	1,190,000	90%

These comparisons reflect the fact that the Company has used a cash bonus incentive scheme that was developed in the early days of the Company and has turned out to be significantly below industry practice. The Committee amended that plan this year to make it more competitive, but it is still modest by comparison to peer companies.

In a similar vein, the Company has awarded Stock Options and SAR’s at a level that is also moderate by industry standards, particularly as regards the awards to the CEO. The Stock Option Committee has preferred the distribution of options and SAR’s to a broader group of senior managers, rather than concentrating on a larger award to the CEO.

To recap, the key aspects of the Company’s compensation program are as follows:

•	Base salaries between 75% and 105% of Hay midpoint;

•	Base salary increases tied to EPS performance;

•	Cash bonus tied to EPS increase;

•	Cash bonus paid only when EPS increases;

•	SAR plan links named executive officers to shareholder interests;

•	Value of SAR awards below 50th percentile;

•	Outstanding unexercised stock options are 3.2% of total outstanding shares;

•	Outstanding unexercised SAR awards are 2.5% of total outstanding shares;

•	Company policy prevents re-pricing option grants;

•	Change in control agreements are double triggered

•	CEO total awarded compensation below 25th percentile;

•	Total awarded compensation for all named executive officers between 51% (CEO) and 101% of peer group median.

RISK REVIEW

In formulating and evaluating the Company’s executive compensation program, the Executive Compensation Committee considers whether the program promotes excessive risk taking. The

Executive Compensation Committee believes the components of the Company’s executive compensation program provide an appropriate mix of fixed and variable pay; balance short-term operational performance with long-term increases in shareholder value; reinforce a performance-oriented environment; and encourage recruitment and retention of key executives.

The Executive Compensation Committee and the Stock Option Committee of the Board of Directors have followed consistent practices over the last twenty-three years. Over those years, the members of those Committees have not seen any evidence that our Compensation Programs have had a material adverse effect on our Company. On the contrary, the Company’s performance has been remarkably consistent. In fifteen of the last seventeen years, the Company has achieved year over year earnings per share increases of 10% or more. During the last ten years, compound annual growth in earnings per share has been approximately 12.2%. The Directors view this consistent performance as persuasive evidence that the leadership of the Company is not provided with incentives which would result in leadership taking unreasonable risks in order to achieve short term results at the expense of the long term health and welfare of the shareholders’ investment.

THE PROCESS FOR CHANGING OTHER EXECUTIVE BENEFITS

Any changes in benefit plans which include and affect executive officers are presented to the Executive Compensation Committee for review and approval and presentation to the entire Board.

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee of the Board of Directors has reviewed and discussed with Moog’s management the above Compensation Discussion and Analysis. Based on this review and these discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

John D. Hendrick, Chair	Brian J. Lipke

Raymond W. Boushie	Albert F. Myers

Distinguishing “Awarded” Pay from “Reported” Pay

In reviewing our executive compensation, it is important to distinguish the reported compensation provided to our named executives in fiscal 2011 from the compensation that was actually awarded to our named executive officers in fiscal 2011. We have provided an additional compensation table below in order to remove the volatile, significant effects of changes in actuarial assumptions on the value of the named executive officers’ pension benefits which are appropriately disclosed in the 2011 Summary Compensation Table below. This table is not a substitute for the 2011 Summary Compensation Table, which appears on page 28.

The table below shows the compensation awarded to each of our named executive officers for fiscal 2011. This table includes:

•	Salaries paid during fiscal 2011;

•	SAR and options awards in 2011;

•	Non-equity incentive compensation earned for fiscal 2011, and

•	All other compensation.

Name and Principal Position	Year (1)	Salary ($)(2)	SAR & Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (4)	Total ($)
Robert T. Brady	2011	1,027,510	333,820	629,404	25,489	2,016,223
Chairman of the Board, Chief Executive Officer	2010	950,518	173,462	245,917	37,637	1,407,534
	2009	913,015	246,240	—	33,870	1,193,125
John R. Scannell	2011	507,499	331,671	329,996	25,369	1,194,535
Chief Operating Officer, President	2010	375,014	178,504	97,041	40,259	690,818
	2009	360,006	309,550	—	31,548	701,104
Donald R. Fishback	2011	361,499	331,671	227,997	10,713	931,880
Chief Financial Officer	2010	n/a	n/a	n/a	n/a	n/a
Vice President	2009	n/a	n/a	n/a	n/a	n/a
Joe C. Green	2011	676,005	253,456	411,004	18,831	1,359,296
Executive Vice President, Chief Administrative Officer	2010	640,505	131,702	165,729	22,117	960,053
	2009	615,014	186,960	—	291,417	1,093,391
Warren C. Johnson	2011	526,011	331,671	324,006	19,900	1,201,588
Vice President Aircraft Group	2010	478,265	178,504	123,598	37,456	817,823
	2009	461,010	309,550	—	35,429	805,989
Lawrence J. Ball	2011	443,701	331,671	269,406	20,457	1,065,235
Vice President Components Group	2010	n/a	n/a	n/a	n/a	n/a
	2009	n/a	n/a	n/a	n/a	n/a

(1)	The years reported are Moog’s fiscal years ended October 1, 2011, October 2, 2010 and October 3, 2009 .

(2)	Includes amounts, if any, deferred at the direction of the executive officer pursuant to Moog’s 401(k) Plan.

(3)

This column shows the aggregate grant date fair value computed in accordance with FASB Topic 718. The amount is based on the fair value of the equity-based award as estimated using the Black-Scholes option-pricing model multiplied by the number of securities underlying the SAR awards. The amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating these values may be found in Note 14 to the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended October 1, 2011.

(4)

The table on page 29 shows the components of this column, which include health care and life insurance premiums, Company matching contributions to Moog’s defined contribution plans, perquisites and accrued vacation payments. The amounts represent the amount paid by, or the incremental cost to, the Company.

2011 SUMMARY COMPENSATION TABLE

The table below presents dollar amounts computed as required under SEC rules.

The amounts shown for options and SARs reflect the aggregate grant date fair value. These amounts do not reflect the current or prospective value of these awards to the executive. The amounts shown for pension value are simply formulaic estimates of the prospective future value of the executive’s retirement benefits.

The amounts shown under the column “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” reflect the change in the actuarial present value of each named executive’s retirement benefits. For 2011, all our employees participating in our U.S. defined benefit plan, including the named executives, have an increase in the actuarial value of their pension benefit. The Company did not make any changes in how retirement benefits were calculated for any of our employees, including the named executive officers. The increased values for 2011 reflect the change in our management profit share plan described on page 22, the impact of lower interest rates on the actuarial present value calculations, the years of service and the change in compensation levels. Since the pension value for the named executive officers is a function of the highest cash bonus paid in the most recent three years, the improved cash bonus program, which was effective for fiscal 2011, increases the pension value.

The amounts under the column “All Other Compensation” are described in Note 5.

Name and Principal Position	Year (1)	Salary ($) (2)	SAR & Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Robert T. Brady	2011	1,027,510	333,820	629,404	2,788,828	25,489	4,805,051
Chairman of the Board, Chief Executive Officer	2010 2009	950,518 913,015	173,462 246,240	245,917 —	756,846 478,835	37,637 33,870	2,164,380 1,671,960
John R. Scannell	2011	507,499	331,671	329,996	1,191,983	25,369	2,386,518
Chief Operating Officer, President	2010	375,014	178,504	97,041	350,930	40,259	1,041,748
	2009	360,006	309,550	—	221,076	31,548	922,180
Donald R. Fishback..	2011	361,499	331,671	227,997	1,113,279	10,713	2,045,159
Chief Financial Officer Vice President	2010	n/a	n/a	n/a	n/a	n/a	n/a
	2009	n/a	n/a	n/a	n/a	n/a	n/a
Joe C. Green	2011	676,005	253,456	411,004	1,788,591	18,831	3,147,887
Executive Vice President, Chief Administrative Officer	2010	640,505	131,702	165,729	515,453	22,117	1,475,506
	2009	615,014	186,960	—	193,614	291,417	1,287,005
Warren C. Johnson	2011	526,011	331,671	324,006	1,317,019	19,900	2,518,607
Vice President Aircraft Group	2010	478,265	178,504	123,598	537,338	37,456	1,355,161
	2009	461,010	309,550	—	412,592	35,429	1,218,581
Lawrence J. Ball	2011	443,701	331,671	269,406	975,900	20,457	2,041,135
Vice President Components Group	2010	n/a	n/a	n/a	n/a	n/a	n/a
	2009	n/a	n/a	n/a	n/a	n/a	n/a

(1)	The years reported are Moog’s fiscal years ended October 1, 2011, October 2, 2010 and October 3, 2009 .

(2)	Includes amounts, if any, deferred at the direction of the executive officer pursuant to Moog’s 401(k) Plan.

(3)	This column shows the aggregate grant date fair value computed in accordance with FASB Topic 718. The amount is based on the fair value of the equity-based award as estimated using the

Black-Scholes option-pricing model multiplied by the number of securities underlying the SAR awards. The amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating these values may be found in Note 14 to the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended October 1, 2011.

(4)

The amounts in this column represent the aggregate change in the actuarial present value of the officer’s accumulated retirement benefits under the Moog Inc. Employees Retirement Plan and the Moog Inc. Supplemental Executive Retirement Plan. See the Pension Benefits table on page 37 for additional information.

(5)

The table below shows the components of this column, which include health care and life insurance premiums, Company matching contributions to Moog’s defined contribution plans, perquisites, and accrued vacation payments. The amounts represent the amount paid by, or the incremental cost to, the Company.

Name	Year	Cash Paid in Lieu of Vacation Accrued	Group Life Insurance Premium	Medical And Dental/ Executive Health Premiums	Disability Insurance Premium	Other Perquisites (1)	401 (k) Plan Match
Robert T. Brady	2011	$—	$2,876	$11,403	$4,253	$18,567	$—
John R. Scannell	2011	$—	$2,876	$16,789	$4,212	$10,263	$1,225
Donald R. Fishback	2011	$—	$2,161	$16,789	$4,028	$2,676	$1,077
Joe C. Green	2011	$—	$2,876	$8,944	$4,253	$3,905	$1,225
Warren C. Johnson	2011	$—	$2,876	$16,789	$4,253	$4,974	$1,225
Lawrence J. Ball	2011	$—	$2,546	$14,928	$4,251	$5,621	$1,225

(1)	Other perquisites principally consist of club dues and auto expenses.

2011 GRANTS OF PLAN-BASED AWARDS

The following table summarizes the grants of equity awards made to the executive officers named in the Summary Compensation Table during the fiscal year ended October 1, 2011.

Name	Grant Date (1)	Number of Securities Underlying SARs (2)	Exercise Price of SAR Awards (3)	Grant Date Fair Value of SAR Awards (4)
Robert T. Brady	11/30/2010	27,000	$36.86	$333,820
John R. Scannell	11/30/2010	20,500	$36.86	$331,671
Donald R. Fishback	11/30/2010	20,500	$36.86	$331,671
Joe C. Green	11/30/2010	20,500	$36.86	$253,456
Warren C. Johnson	11/30/2010	20,500	$36.86	$331,671
Lawrence J. Ball	11/30/2010	20,500	$36.86	$331,671

(1)	The grant date is the date the Stock Option Committee of the Board of Directors meets to approve the awards.

(2)

The amounts shown for SAR awards represent the number of SARs granted to each officer during the 2011 fiscal year. SARs for only Class A shares were granted. The SARs vest in equal increments over three years.

(3)	The exercise price per share is the closing price of Class A shares on the date of grant. The rights expire ten years after the date of grant.

(4)

This column shows the aggregate grant date fair value computed in accordance with FASB Topic 718. The amount is based on the fair value of the equity-based award as estimated using the Black-Scholes option-pricing model multiplied by the number of securities underlying the SAR awards. Assumptions made in the calculations of these amounts may be found in Note 14 to the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended October 1, 2011.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

Name	Grant Date (1)	Number of Securities Underlying Unexercised Options & SARs - Exercisable (2)	Number of Securities Underlying Unexercised Options & SARs - Unexercisable (2)	Exercise Price ($)	Expiration Date
Robert T. Brady	11/28/2001	27,000		$8.82	11/28/2011
	11/26/2002	27,000		$12.53	11/26/2012
	12/02/2003	27,000		$19.74	12/02/2013
	11/30/2004	27,000		$28.01	11/30/2014
	11/29/2005	27,000		$28.94	11/29/2015
	11/28/2006	27,000		$36.67	11/28/2016
	11/26/2007	27,000		$42.45	11/26/2017
	10/31/2008	18,000	9,000	$35.12	10/31/2018
	12/01/2009	6,750	13,500	$26.66	12/01/2019
	11/30/2010		27,000	$36.86	11/30/2020

John R. Scannell	11/26/2002	11,250		$12.53	11/26/2012
	11/30/2004	11,250		$28.01	11/30/2014
	11/28/2006	4,982	15,268	$36.67	11/28/2016
	11/26/2007	20,250		$42.45	11/26/2017
	10/31/2008	13,667	6,833	$35.12	10/31/2018
	12/01/2009	5,125	10,250	$26.66	12/01/2019
	11/30/2010		20,500	$36.86	11/30/2020

Donald R. Fishback	11/30/2004	11,250		$28.01	11/30/2014
	11/26/2007	3,226	17,024	$42.45	11/26/2017
	10/31/2008	13,667	6,833	$35.12	10/31/2018
	12/01/2009	5,125	10,250	$26.66	12/01/2019
	11/30/2010		20,500	$36.86	11/30/2020

Joe C. Green	12/02/2003	20,250		$19.74	12/02/2013
	11/30/2004	20,250		$28.01	11/30/2014
	11/29/2005	20,250		$28.94	11/29/2015
	11/28/2006	20,250		$36.67	11/28/2016
	11/26/2007	20,250		$42.45	11/26/2017
	10/31/2008	13,667	6,833	$35.12	10/31/2018
	12/01/2009	5,125	10,250	$26.66	12/01/2019
	11/30/2010		20,500	$36.86	11/30/2020

Warren C. Johnson	11/26/2002	12,250		$12.53	11/26/2012
	12/02/2003	12,582	7,668	$19.74	12/02/2013
	11/30/2004		20,250	$28.01	11/30/2014
	11/29/2005		20,250	$28.94	11/29/2015
	11/28/2006	20,250		$36.67	11/28/2016
	11/26/2007	20,250		$42.45	11/26/2017
	10/31/2008	13,667	6,833	$35.12	10/31/2018
	12/01/2009	5,125	10,250	$26.66	12/01/2019
	11/30/2010		20,500	$36.86	11/30/2020

Lawrence J. Ball	1/14/2004	20,250		$23.88	1/14/2014
	11/30/2004	4,150	16,100	$28.01	11/30/2014
	11/29/2005		20,250	$28.94	11/29/2015
	11/28/2006	20,250		$36.67	11/28/2016
	11/26/2007	20,250		$42.45	11/26/2017
	10/31/2008	13,667	6,833	$35.12	10/31/2018
	12/01/2009	5,125	10,250	$26.66	12/01/2019
	11/30/2010		20,500	$36.86	11/30/2020

(1)

Stock options and SARs are generally granted in late November or early December. The exercise price is the closing price on the date the Stock Option Committee approves the stock option or SAR award. Stock option and SAR awards are not re-priced or granted retroactively.

(2)	Stock options and SARs are not exercisable until the first anniversary of the grant date, and vest at varying intervals as follows:

	Grant Date	SARs & Options Held	Vesting Schedule
Robert T. Brady	11/28/2001	27,000	11,119 on 11/28/2008, 11,337 on 11/28/2009 and 4,544 on 11/28/2010
	11/26/2002	27,000	100% on 11/26/2010
	12/02/2003	27,000	100% on 12/30/2010
	11/30/2004	27,000	100% on 12/30/2010
	11/29/2005	27,000	100% on 12/30/2010
	11/28/2006	27,000	100% on 11/28/2009
	11/26/2007	27,000	100% on 11/26/2010
	10/31/2008	27,000	9,000 on 10/31/2009, 9,000 on 10/31/2010 and 9,000 on 10/31/2011
	12/01/2009	20,250	6,750 on 12/01/2010, 6,750 on 12/01/2011 and 6,750 on 12/01/2012
	11/30/2010	27,000	9,000 on 11/30/2011, 9,000 on 11/30/2012 and 9,000 on 11/30/2013

John R. Scannell	11/26/2002	11,250	2,250 on 11/26/2003, 2,250 on 11/26/2004, 2,250 on 11/26/2005, 2,250 on 11/26/2006 and 2,250 on 11/26/2007
	11/30/2004	11,250	2,250 on 11/30/2005, 2,250 on 11/30/2006, 2,250 on 11/30/2007, 2,250 on 11/30/2008 and 2,250 on 11/30/2009
	11/28/2006	20,250	239 on 11/28/2007, 1,008 on 11/28/2008, 1,008 on 11/28/2009, 2,727 on 11/28/2010, 2,727 on 11/28/2011, 2,727 on 11/28/2012, 2,727 on 11/28/2013, 2,727 on 11/28/2014, 2,727 on 11/28/2015 and 1,633 on 11/28/2016
	11/26/2007	20,250	100% on 11/26/2010
	10/31/2008	20,500	6,834 on 10/31/2009, 6,833 on 10/31/2010 and 6,833 on 10/31/2011
	12/01/2009	15,375	5,125 on 12/01/2010, 5,125 on 12/01/2011 and 5,125 on 12/01/2012
	11/30/2010	20,500	6,834 on 11/30/2011, 6,833 on 11/30/2012 and 6,833 on 11/30/2013

Donald R. Fishback	11/30/2004	11,250	2,250 on 11/30/2005, 2,250 on 11/30/2006, 2,250 on 11/30/2007, 2,250 on 11/30/2008 and 2,250 on 11/30/2009
	11/26/2007	20,250	871 on 11/26/2009, 2,355 on 11/26/2010, 2,355 on 11/26/2011, 2,355 on 11/26/2012, 2,355 on 11/26/2013, 2,355 on 11/26/2014, 2,355 on 11/26/2015, 2,355 on 11/26/2016 and 2,894 on 11/26/2017
	10/31/2008	20,500	6,834 on 10/31/2009, 6,833 on 10/31/2010 and 6,833 on 10/31/2011
	12/01/2009	15,375	5,125 on 12/01/2010, 5,125 on 12/01/2011 and 5,125 on 12/01/2012
	11/30/2010	20,500	6,834 on 11/30/2011, 6,833 on 11/30/2012 and 6,833 on 11/30/2013

	Grant Date	SARs & Options Held	Vesting Schedule
Joe C. Green	12/02/2003	20,250	3,572 on 12/02/2010 and 16,678 on 3/02/2011
	11/30/2004	20,250	100% on 3/02/2011
	11/29/2005	20,250	100% on 3/02/2011
	11/28/2006	20,250	100% on 11/28/2009
	11/26/2007	20,250	100% on 11/26/2010
	10/31/2008	20,500	6,834 on 10/31/2009, 6,833 on 10/31/2010 and 6,833 on 10/31/2011
	12/01/2009	15,375	5,125 on 12/01/2010, 5,125 on 12/01/2011 and 5,125 on 12/01/2012
	11/30/2010	20,500	6,834 on 11/30/2011, 6,833 on 11/30/2012 and 6,833 on 11/30/2013

Warren C. Johnson	11/26/2002	20,250	176 on 11/26/2005, 7,978 on 11/26/2006, 7,978 on 11/26/2007 and 4,118 on 11/26/2008
	12/02/2003	20,250	2,451 on 12/02/2008, 5,066 on 12/02/2009, 5,065 on 12/02/2010, 5,065 on 12/02/2011 and 2,603 on 12/02/2012
	11/30/2004	20,250	1,736 on 11/30/2012, 3,568 on 11/30/2013 and 14,946 on 11/30/2014
	11/29/2005	20,250	100% on 11/29/2015
	11/28/2006	20,250	100% on 11/28/2009
	11/26/2007	20,250	100% on 11/26/2010
	10/31/2008	20,500	6,834 on 10/31/2009, 6,833 on 10/31/2010 and 6,833 on 10/31/2011
	12/01/2009	15,375	5,125 on 12/01/2010, 5,125 on 12/01/2011 and 5,125 on 12/01/2012
	11/30/2010	20,500	6,834 on 11/30/2011, 6,833 on 11/30/2012 and 6,833 on 11/30/2013

Lawrence J. Ball	1/14/2004	20,250	4,186 on 1/14/2005, 4,186 on 1/14/2006, 4,186 on 1/14/2007, 4,186 on 1/14/2008 and 3,506 on 1/14/2009
	11/30/2004	20,250	581 on 11/30/2009, 3,569 on 11/30/2010, 3,568 on 11/30/2011, 3,568 on 11/30/2012, 3,568 on 11/30/2013 and 5,396 on 11/30/2014
	11/29/2005	20,250	100% on 11/29/2015
	11/28/2006	20,250	100% on 11/28/2009
	11/26/2007	20,250	100% on 11/26/2010
	10/31/2008	20,500	6,834 on 10/31/2009, 6,833 on 10/31/2010 and 6,833 on 10/31/2011
	12/01/2009	15,375	5,125 on 12/01/2010, 5,125 on 12/01/2011 and 5,125 on 12/01/2012
	11/30/2010	20,500	6,834 on 11/30/2011, 6,833 on 11/30/2012 and 6,833 on 11/30/2013

2011 OPTION AND SAR EXERCISES AND STOCK VESTED

The following table provides information for the executive officers named in the Summary Compensation Table regarding the exercises of stock options and SARs during the fiscal year ended October 1, 2011.

	Option Awards		SAR Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Robert T. Brady (1)	27,000	$762,480	—	$—
John R. Scannell	—	$—	—	$—
Donald R. Fishback (2)	11,250	$302,400	—	$—
Joe C. Green (3)	18,310	$575,117	—	$—
Warren C. Johnson (4)	8,000	$252,440	—	$—
Lawrence J. Ball	—	$—	—	$—

(1)	The following outlines the number of options and market price of Mr. Brady’s stock option exercises in the 2011 fiscal year:

Grant Date	Number of Options	Exercise Date	Exercise Price	Market Price	Amount Realized
11/29/2000	27,000	11/24/2010	$7.59	$35.83	$762,480

(2)	The following outlines the number of options and market price of Mr. Fishback’s stock option exercises in the 2011 fiscal year:

Grant Date	Number of Options	Exercise Date	Exercise Price	Market Price	Amount Realized
11/26/2002	11,250	12/09/2010	$12.53	$39.41	$302,400

(3)	The following outlines the number of options and market price of Mr. Green’s stock option exercises in the 2011 fiscal year:

Grant Date	Number of Options	Exercise Date	Exercise Price	Market Price	Amount Realized
11/26/2002	18,310	2/02/2011	$12.53	$43.94	$575,117

(4)	The following outlines the number of options and market price of Mr. Johnson’s stock option exercises in the 2010 fiscal year:

Grant Date	Number of Options	Exercise Date	Exercise Price	Market Price	Amount Realized
11/26/2002	4,000	2/11/2011	$12.53	$44.51	$127,920
11/26/2002	4,000	3/08/2011	$12.53	$43.66	$124,520

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains the 1998 Stock Option Plan, the 2003 Stock Option Plan and the 2008 Stock Appreciation Rights Plan. Set forth below is information as of October 1, 2011 regarding Class A shares that may be issued under the plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders (1)	2,548,593	$31.24	894,771

(1)

The number of securities remaining available for future issuance by plan is: 25,980 for the 2003 Stock Option Plan and 868,791 for the 2008 Stock Appreciation Rights Plan. There are no securities remaining available under the 1998 Stock Option Plan.

PENSION BENEFITS

Moog maintains the Moog Inc. Employees’ Retirement Plan (the “Moog Retirement Plan”), a tax-qualified defined benefit retirement plan covering most employees. The Moog Retirement Plan was closed to new participants as of January 1, 2008 and replaced with a defined contribution plan. The qualified defined benefit plan is funded by employer contributions. Currently, all of the named executive officers participate in the Moog Retirement Plan.

Because the Internal Revenue Code limits the benefits that may be paid from the Moog Retirement Plan, the Moog Inc. Supplemental Retirement Plan (the “Moog SERP”) was established to provide retirees participating in the Moog Retirement Plan with supplemental benefits so they will receive, in the aggregate, benefits which are comparable to those they would have been entitled to receive under the Moog Retirement Plan had these limits not been in effect. A Rabbi Trust was established under which certain funds have been set aside to satisfy some of the obligations under the Moog SERP. If the funds in the Trust are insufficient to pay amounts payable under the Moog SERP, the Company will pay the difference.

MOOG RETIREMENT PLAN

Under the Moog Retirement Plan, benefits are payable monthly upon retirement to participating employees of the Company. These benefits are based upon compensation and years of service and subject to limitations imposed by the Employee Retirement Income Security Act of 1974 (“ERISA”). The Moog Retirement Plan is administered by a Retirement Plan Committee and covers all eligible employees with one year of service and a minimum of 1,000 hours of employment.

Benefits payable under the Plan are determined on the basis of compensation and credited years of service. A participant’s accrued benefit is equal to the sum of the participant’s prior service benefit, if any, and the participant’s future service benefit.

A participant is entitled to a prior service benefit if the participant was actively employed on or after January 1, 1998 (or retired as of January 1, 1998) and was employed by the Company before October 1, 1990. The prior service benefit is 1.15% of the first $20,000 of prior service compensation, plus 1.75% of prior service compensation in excess of $20,000, multiplied by the participant’s prior service. “Prior service compensation” is the greater of (i) the participant’s basic annual rate of pay on January 1, 1988, and (ii) the amount of the participant’s annual rate of pay plus overtime and shift differential received in the calendar year ending December 31, 1989, not to exceed $150,000. “Prior service” is the number of years and completed months of credited service with the Company through October 1, 1990.

A participant’s future service benefit is computed separately for each year of credited service beginning with October 1, 1990, or the participant’s date of hire, if later, and is equal to 1.15% of the participant’s future service compensation not in excess of $20,000, plus 1.75% of the participant’s future service compensation in excess of $20,000. In any event, after a participant is credited with 35 years of combined prior service and future service, the participant’s benefit for each year of future service will be 1.75% of future service compensation. “Future service compensation” with respect to a plan year is the amount of basic annual pay, plus any overtime or shift differential, a participant receives in the calendar year ending within that plan year. The maximum dollar amount of future service compensation that may be used for Plan purposes is set by law and adjusted periodically. The maximum dollar amount for the 2011 Plan Year is $245,000.

Any participant who entered the Moog Retirement Plan before the 2002 plan year and retires with five years or more of service will receive a minimum pension benefit. If the participant joined the Plan before October 1, 2002 and retires at age 65 with 15 or more years of vesting service, the minimum pension benefit will be at least $2,400 per year. If the participant joined the Plan before October 1, 2002 and retires at age 65 with between 5 and 15 years of service, the minimum pension benefit will be a prorated portion of the $2,400 per year minimum benefit.

Generally, new employees hired on or after January 1, 2008 are not eligible to participate in the Moog Retirement Plan. New employees hired after that date will be covered under a defined contribution plan.

SUPPLEMENTAL RETIREMENT PLAN

The Moog SERP pays benefits to eligible officers of the Company. A covered officer generally becomes vested in, and may be eligible for, a Moog SERP benefit if the covered officer has at least 10 continuous years of service, and either (1) retires at age 65 or later or (2) retires after age 60 with a combined total of age and years of service at least equal to 90 (Rule of 90).

For an eligible officer who retires at age 65 with 25 or more years of service, the Moog SERP benefit is equal to 65% of the eligible officer’s compensation, less any benefits payable under the Moog Retirement Plan and less one-half the primary Social Security benefit of such officer at age 65. For purposes of the Moog SERP, an eligible officer’s compensation generally is the sum of the average of the highest consecutive three-year base salary paid to the officer prior to retirement, plus the highest annual profit share paid to the officer within three years of the officer’s retirement. An officer 60 or more years of age, who’s combined chronological age and years of service equal or exceed 90, may elect early retirement and receive reduced benefits.

A participant’s benefits also are vested in the event of an involuntary termination of employment other than for death, disability, retirement or cause, as defined in the Moog SERP. For purposes of the Moog SERP, a change in duties, responsibilities, status, pay or perquisites within two years of a change of control of the Company, as defined therein, is deemed an involuntary termination.

The years of credited service and present value of accumulated benefits for the named executives under the Moog Retirement Plan and the Moog SERP are:

2011 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (1)	Present Value of Accumulated Benefits ($) (2)	Payments During Last Fiscal Year ($)
Robert T. Brady	Moog Retirement Plan	45.167	$1,343,678	$—
	Moog SERP	45.167	$8,823,534	$—
John R. Scannell	Moog Retirement Plan	8.167	$170,246	$—
	Moog SERP	21.000	$2,052,221	$—
Donald R. Fishback	Moog Retirement Plan	30.167	$534,314	$—
	Moog SERP	30.167	$2,097,847	$—
Joe C. Green	Moog Retirement Plan	45.667	$1,368,654	$—
	Moog SERP	45.667	$5,417,621	$—
Warren C. Johnson	Moog Retirement Plan	28.667	$403,873	$—
	Moog SERP	28.667	$3,007,647	$—
Lawrence J. Ball	Moog Retirement Plan	8.000	$251,802	$—
	Moog SERP	8.000	$2,367,229	$—

(1)	Credited service is determined in years and months as of October 1, 2011.

(2)

The “Present Value of Accumulated Benefits” is based on the same assumptions as those used for the valuation of the plan liabilities in Moog’s annual report on Form 10-K for the fiscal year ended October 1, 2011, and are calculated as of the October 1, 2011 measurement date. The assumptions made in the calculations of these amounts may be found in Note 11 to the audited financial statements in Moog’s Form 10-K.

All SERP benefits are assumed to be paid monthly in accordance with the plan document.

“Credited Service” includes only service with Moog (or certain acquired employers). In general, Moog does not grant extra years of credited service.

2011 NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert T. Brady	—	—	—	—	—
John R. Scannell	—	—	—	—	—
Donald R. Fishback
Joe C. Green	—	—	—	—	—
Warren C. Johnson	—	—	—	—	—
Lawrence J. Ball	—	—	—	—	—

(1)	None of the named executive officers deferred any salary in 2011.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company has entered into Employment Termination Benefits Agreements (“Termination Agreements”) with its executive officers. These Termination Agreements cover termination as a result of death, disability, or retirement, termination for cause, voluntary and involuntary termination of employment, as well as involuntary termination after a change in control. The following is a summary of the termination benefits provided under various circumstances.

Payments Upon Death, Disability or Retirement

In the event of the death of an officer, the estate or surviving spouse will receive a payment of six months salary, receive a management profit sharing payment pro-rated to the date of the officer’s death, and any unused vested vacation. A payment of approximately two times annual salary will be paid under the Company’s Group Life Insurance plan, subject to a cap of $1,046,500. The estate or surviving spouse will receive payments under the Company’s pension and 401(k) plans, and all unexpired stock options and SARs will fully vest, and the estate or surviving spouse will have one year to exercise unexpired stock options and two years to exercise SARs.

In the event an officer becomes disabled or retires, the officer is entitled to the same benefits, as described above, with the exception of life insurance and salary continuation. If the officer becomes disabled, the officer also will receive payments under the Company’s disability plan. If the officer retires, the officer will receive all benefits provided generally by the Company to its executives upon retirement, including benefits under any retirement or supplemental retirement plans and insurance benefits provided upon retirement.

Termination for Cause

Under the Termination Agreements, “cause” is considered a harmful act or omission constituting a willful and a continuing failure to perform material and essential employment obligations, conviction of a felony, willful perpetration of common law fraud, or any willful misconduct or bad faith omission constituting dishonesty, fraud or immoral conduct, which is materially injurious to the financial condition or business reputation of the Company. In this case, the officer is entitled to all benefits vested under retirement plans, and payment of unused vested vacation. The officer is not entitled to management profit share, no severance is provided and all stock options and SARs expire.

Voluntary Termination

When an officer voluntarily terminates employment with the Company, the officer is entitled to receive all pension benefits accrued under the Company’s retirement or supplemental retirement plans up to the date of termination (subject to the rules referenced above in the Supplemental Retirement Plan description), and payment for all unused vested vacation. For officers age 55 and older, any unvested stock options and SARs become fully vested on the day prior to the officer’s termination, while for officers under age 55, any unvested stock options and SARs expire.

Involuntary Termination Without Cause and Involuntary Termination After a Change in Control

The termination benefits provided to an officer under the Termination Agreements in the case of involuntary termination without cause and in the event of involuntary termination after a change in control are identical. The officer will receive salary continuance for no less than 12 months and no more than 36 months, depending on length of service. Management profit share will be paid on a pro-rated basis for service up to the date of termination, and any unused vested vacation will be paid. The Company will pay, for one year after involuntary termination or involuntary termination after a change in control, medical, life and disability premiums on behalf of the officer, one year of auto related expenses, as well as one year of club membership dues for which reimbursement was provided by the Company. The officer is entitled to all vested benefits under the employee’s retirement plan, and the right to exercise all options within 12 months of termination and all SARs within 90 days of termination. The Termination Agreements provide that an officer cannot compete with the Company during the term of the Termination Agreement, and in the event of an involuntary termination after a change in control, until the last payment of any benefits to the officer under the Termination Agreement. Each Termination Agreement also requires each officer not to disclose confidential information of the Company during the term of the Termination Agreement or thereafter.

The following table shows potential payments to the Named Executive Officers upon disability and death, voluntary termination, involuntary termination without cause or involuntary termination following a change in control. The amounts shown assume that the termination was effective October 1, 2011, the last business day of the fiscal year. The actual amounts to be paid can only be determined at the actual time of an officer’s termination.

Name	Type of Payment	Upon Death	Upon Disability	Voluntary Termination	Involuntary Termination	Involuntary Termination After a Change in Control
Robert T. Brady	Severance (1)	—	—	—	$3,082,529	$3,082,529
	Salary Continuance (2)	$513,755	—	—	—	—
	Profit Share (3)	$629,404	$629,404	—	$629,404	$629,404
	Medical Coverage (4)	—	—	—	$11,403	$11,403
	Life Insurance (4)	—	—	—	$2,876	$2,876
	Disability Coverage (4)	—	—	—	$4,253	$4,253
	Professional Outplacement (4)	—	—	—	$20,000	$20,000
	Club Dues & Auto Expenses (4)	—	—	—	$8,749	$8,749
	Stock Options (5)	$3,186,945	$3,186,945	$3,186,945	$3,186,945	$3,186,945
	Total	$4,330,104	$3,816,349	$3,186,945	$6,946,158	$6,946,158
John R. Scannell	Severance (1)	—	—	—	$1,014,998	$1,522,498
	Salary Continuance (2)	$253,750	—	—	—	—
	Profit Share (3)	$329,996	$329,996	—	$329,996	$329,996
	Medical Coverage (4)	—	—	—	$16,789	$16,789
	Life Insurance (4)	—	—	—	$2,876	$2,876
	Disability Coverage (4)	—	—	—	$4,212	$4,212
	Professional Outplacement (4)	—	—	—	$20,000	$20,000
	Club Dues & Auto Expenses (4)	—	—	—	$10,263	$10,263
	Stock Options (5)	$865,973	$865,973	—	$865,973	$865,973
	Total	$1,449,718	$1,195,959	$—	$2,265,107	$2,772,606
Donald R. Fishback	Severance (1)	—	—	—	$1,084,498	$1,084,498
	Salary Continuance (2)	$180,750	—	—	—	—
	Profit Share (3)	$227,997	$227,997	—	$227,997	$227,997
	Medical Coverage (4)	—	—	—	$16,789	$16,789
	Life Insurance (4)	—	—	—	$2,161	$2,161
	Disability Coverage (4)	—	—	—	$4,028	$4,028
	Professional Outplacement (4)	—	—	—	$20,000	$20,000
	Club Dues & Auto Expenses (4)	—	—	—	$2,676	$2,676
	Stock Options (5)	$725,010	$725,010	$725,010	$725,010	$725,010
	Total	$1,133,757	$953,007	$725,010	$2,083,160	$2,083,160
Joe C. Green	Severance (1)	—	—	—	$2,028,015	$2,028,015
	Salary Continuance (2)	$338,003	—	—	—	—
	Profit Share (3)	$411,004	$411,004	—	$411,004	$411,004
	Medical Coverage (4)	—	—	—	$8,944	$8,944
	Life Insurance (4)	—	—	—	$2,876	$2,876
	Disability Coverage (4)	—	—	—	$4,253	$4,253
	Professional Outplacement (4)	—	—	—	$20,000	$20,000
	Club Dues & Auto Expenses (4)	—	—	—	$3,905	$3,905
	Stock Options (5)	$1,962,870	$1,962,870	$1,962,870	$1,962,870	$1,962,870
	Total	$2,711,876	$2,373,874	$1,962,870	$4,441,867	$4,441,867

Name	Type of Payment	Upon Death	Upon Disability	Voluntary Termination	Involuntary Termination	Involuntary Termination After a Change in Control
Warren C. Johnson	Severance (1)	—	—	—	$1,446,531	$1,578,033
	Salary Continuance (2)	$263,006	—	—	—	—
	Profit Share (3)	$324,006	$324,006	—	$324,006	$324,006
	Medical Coverage (4)	—	—	—	$16,789	$16,789
	Life Insurance (4)	—	—	—	$2,876	$2,876
	Disability Coverage (4)	—	—	—	$4,253	$4,253
	Professional Outplacement (4)	—	—	—	$20,000	$20,000
	Club Dues & Auto Expenses (4)	—	—	—	$4,795	$4,795
	Stock Options (5)	$2,116,363	$2,116,363	—	$2,116,363	$2,116,363
	Total	$2,703,374	$2,440,368	$—	$3,935,612	$4,067,115
Lawrence J. Ball	Severance (1)	—	—	—	$1,183,202	$1,331,102
	Salary Continuance (2)	$221,850	—	—	—	—
	Profit Share (3)	$269,406	$269,406	—	$269,406	$269,406
	Medical Coverage (4)	—	—	—	$14,928	$14,928
	Life Insurance (4)	—	—	—	$2,546	$2,546
	Disability Coverage (4)	—	—	—	$4,251	$4,251
	Professional Outplacement (4)	—	—	—	$20,000	$20,000
	Club Dues & Auto Expenses (4)	—	—	—	$5,621	$5,621
	Stock Options (5)	$2,046,705	$2,046,705	—	$2,046,705	$2,046,705
	Total	$2,537,961	$2,316,111	$—	$3,546,659	$3,694,559

(1)

Severance payments for all named executive officers under an involuntary termination due to a change in control would be 36 months, and are reflected in the table above. In the event of an involuntary termination (no change in control), severance payments for Messrs. Brady, Fishback and Green would be 36 months, Mr. Johnson 33 months, Mr. Ball 32 months, and Mr. Scannell 24 months.

(2)	Represents payment of base salary for a period of six months to officer’s widow or estate.

(3)	For years there is management profit share, termination benefits would include those profit share payments for all except involuntary termination.

(4)

For purposes of determining premiums for medical, life and disability coverage, the premiums paid in 2011 are reflected and for club dues the amount paid in the 2011 fiscal year. Outplacement services have been estimated at $20,000. In the event of death, the estate or beneficiary of the officers will receive a life insurance payment pursuant to a plan covering all employees, subject to a cap of $1,046,500. In the event of disability, the officers are covered under a disability plan for all employees, which for officers provides up to 70% of pay until normal retirement age.

(5)

This is the value of in the money stock options at October 1, 2011 that vest upon the events shown. The amount was determined using the September 30, 2011 closing price multiplied by shares which can be acquired assuming all such options were exercised less the exercise price of the option.

DIRECTORS AND OFFICERS INDEMNIFICATION INSURANCE

On November 1, 2011, the Company renewed an Officers and Directors indemnification insurance coverage through policies written by The Chubb Group, Travelers, Chartis and Allied World. The renewal was for a one-year period at an annual premium of $526,281. The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities. No payments or claims of indemnification or expenses have been made under any such insurance policies purchased by the Company at any time.

On November 30, 2004, the Board of Directors approved indemnification agreements for officers, directors and key employees, replacing a previous indemnification agreement for officers and directors established in 1987. The indemnification agreement provides that officers, directors and key employees will be indemnified for expenses, investigative costs and judgments arising from threatened, pending or completed legal proceedings. The form of the indemnification agreement was filed with the Securities and Exchange Commission as an exhibit to Form 8-K on December 1, 2004.

AUDIT COMMITTEE REPORT

The Audit Committee is composed solely of independent directors, as determined by the Board of Directors under the rules of the Securities and Exchange Commission, the New York Stock Exchange listing standards, and the Company’s standards for director independence. The Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert,” as defined under applicable federal law and regulations. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company’s website. The Audit Committee has sole authority to appoint, terminate or replace the Company’s independent registered public accounting firm, which reports directly to the Audit Committee.

The Audit Committee reviews the Company’s financial statements and the Company’s financial reporting process. Management has the primary responsibility for the Company’s financial statements and internal control over financial reporting, as well as disclosure controls and procedures.

In this context, the Audit Committee reviewed and discussed with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements for the fiscal year ended October 1, 2011. In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended or supplemented.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Accounting Oversight Board regarding the independent public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, for the fiscal year ended October 1, 2011, filed with the Securities and Exchange Commission.

Kraig H. Kayser, Chair	John D. Hendrick
Raymond W. Boushie	Albert F. Myers

AUDIT FEES AND PRE-APPROVAL POLICY

The following table sets forth the fees incurred by the Company related to the services of the Company’s principal independent accountants, Ernst & Young for the fiscal years ended October 1, 2011 and October 2, 2010:

	Fiscal Year Ended October 1, 2011	Fiscal Year Ended October 2, 2010
Audit Fees	$1,847,027	$1,800,033
Audit-Related Fees	0	0
Tax Fees	286,486	221,213
All Other Fees	308	0

Total	$2,133,802	$2,021,246

Tax Fees relate to services associated with tax planning and compliance.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to any de minimis exceptions described in the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. None of the services described above were approved by the Audit Committee under the de minimis exception provided by SEC Regulation S-X, Rule 2-01(c)(7)

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, on the recommendation of the Audit Committee, has selected Ernst & Young LLP, an independent registered public accounting firm, to continue as independent auditors of the Company for the 2012 fiscal year. Representatives of Ernst & Young LLP are expected to attend the shareholders meeting, will be given the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” ratification of Ernst & Young LLP as auditors for fiscal year 2012.

PROPOSAL 3 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), requires that shareholders have the opportunity to cast a non-binding advisory vote on executive compensation commencing with the 2012 Annual Meeting of Shareholders, as well as a non-binding advisory vote with respect to whether future non-binding advisory votes on executive compensation will be held every one, two or three years, which vote is the subject of Proposal 4 in this proxy statement.

The advisory vote on executive compensation is a non-binding vote on the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. Please read the Compensation Discussion and Analysis section of this proxy statement for a detailed discussion about our executive compensation programs, including information about the 2011 fiscal year compensation of our named executive officers.

The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management. The Dodd-Frank Act requires that we hold the advisory vote on executive compensation at least once every three years.

The Executive Compensation Committee oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our named executive officers. Our executive compensation program is designed to promote and reward the achievement of short-term goals tied to annual earnings per share performance with annual salary increases and cash bonuses and long-term goals through the Company’s executive stock incentive program.

The vote solicited by this Proposal 3 is advisory, and therefore is not binding on the Company, the Board of Directors or the Executive Compensation Committee. Shareholders will be asked at the 2012 Annual Meeting of Shareholders to approve the following resolution pursuant to this Proposal 3:

“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained in this proxy statement.”

In view of the comparisons of Base Salary and Awarded Compensation shown on pages 24 and 25, we consider our Company’s compensation practices to be conservative. Therefore,

The Board of Directors recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained in this proxy. Proxies will be voted FOR approval of the proposal unless otherwise specified.

PROPOSAL 4 — NON-BINDING ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE

In connection with Proposal 3 above seeking non-binding advisory approval of the compensation of our named executive officers, the Dodd-Frank Act also requires that we include in this proxy statement a separate non-binding advisory shareholder vote to advise on whether the non-binding advisory vote on executive compensation should occur every one, two or three years. Shareholders have the option to vote for any one of the three options, or to abstain on the matter. For the reasons described below, the Board of Directors recommends that shareholders select a frequency of three years, or a triennial vote. We are required to solicit shareholder approval on the frequency of future non-binding advisory votes on executive compensation at least once every six years, although we may seek shareholder input more frequently.

The Board of Directors believes that our current executive compensation programs directly link executive compensation to our financial performance and align the interests of our executive officers with those of our shareholders. The Board of Directors believes that, of the three choices, submitting a proposal for a non-binding advisory vote on executive compensation to shareholders every three years is the most appropriate choice. Our executive compensation programs have not historically changed materially from year-to-year and are designed to induce performance over a multi-year period. A vote held every three years would be more consistent with, and provide better input on, our executive compensation. The Board of Directors believes that shareholder feedback every three years will be more useful as it will provide shareholders with a sufficient period of time to evaluate the overall compensation paid to our named executive officers, the components of that compensation and the effectiveness of that compensation. The amount of compensation and mix of components of such compensation in any one year may differ from year-to-year, and the three-year period will provide stockholders with a more complete view of the amount and mix of that compensation. The triennial non-binding advisory vote on executive compensation will provide shareholders with the benefit of assessing over a period of years whether the components of the compensation paid to our named executive officers have achieved positive results for the Company. A three-year vote cycle also gives the Board and the Executive Compensation Committee sufficient time to thoughtfully consider the results of the non-binding advisory vote, to engage with shareholders to understand and respond to the vote results and effectively implement any appropriate changes to our executive compensation policies and procedures.

The Board of Directors is aware of and took into account views that some have expressed in support of conducting an annual advisory vote on executive compensation. We are aware that some shareholders believe that annual advisory votes will enhance or reinforce accountability. However, we have in the past been, and will in the future continue to be, proactively engaged with our shareholders on a number of topics and in a number of forums. Thus, we view the non-binding advisory vote on executive compensation as an additional, but not exclusive, opportunity for our shareholders to communicate with us regarding their views on the Company’s executive compensation programs. In addition, because our executive compensation programs have historically not changed materially from year-to-year and are designed to operate over the long-term and to enhance long-term performance, we are concerned that an annual advisory vote on executive compensation could lead to short-term perspective inappropriately bearing on our executive compensation programs. Finally, although we believe that holding an advisory vote on executive compensation every three years will reflect the right balance of considerations in the normal course, we will periodically reassess that view and can provide for an advisory vote on executive compensation on a more frequent basis if changes in our executive compensation programs or other circumstances suggest that a more frequent vote would be appropriate.

We understand that our shareholders may have different views as to what is the best approach for the Company and we look forward to hearing from our shareholders on this proposal.

The vote solicited by this Proposal 4 is advisory, and therefore is not binding on the Company, the Board of Directors or the Executive Compensation Committee. Shareholders will be asked at the 2012 Annual Meeting of Shareholders to approve the following resolution pursuant to this Proposal 4:

“RESOLVED, that the shareholders wish the company to include a non-binding advisory vote on the compensation of the Company’s named executive officers pursuant to Section 14A of the Securities Exchange Act every:

•	year;

•	two years; or

•	three years.”

In view of the comparisons of Base Salary and Awarded Compensation shown on pages 24 and 25, we consider our Company’s compensation practices to be conservative. Therefore,

The Board of Directors recommends that you vote to hold an advisory vote on executive compensation every three years.

PROPOSALS OF SHAREHOLDERS FOR 2013 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2013 Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary of the Company no later than August 18, 2012. Under the Company’s by-laws, if a shareholder wishes to nominate a director or bring other business before the shareholders at the 2013 Annual Meeting without having a proposal included in the proxy statement for that meeting, the shareholder must notify the Secretary of the Company in writing between September 14, 2012 and October 17, 2012, and the notice must contain the specific information required by the Company’s by-laws. A copy of the Company’s by-laws can be obtained without charge from the Moog Treasurer of the Company, East Aurora, New York, 14052.

Section 1.06 of the Company’s by-laws provides that proposals may be properly brought before an annual meeting by a shareholder of record (both at the time notice of the proposal is given by the shareholder and as of the record date of the annual meeting in question) of any shares of the Company entitled to vote at the annual meeting if the shareholder provides timely notice of the proposal to the Secretary of the Company in accordance with the requirements of the by-laws. A shareholder making a proposal at an annual meeting must be present at such meeting in person, and the business brought before an annual meeting must also be a proper matter for shareholder action under the New York Business Corporation Law.

A shareholder’s notice to the Secretary of the Company must set forth certain information regarding the shareholder and the proposal, including the name and address of the shareholder, a brief description of the business the shareholder desires to bring before the annual meeting and the reasons for conducting such business at such annual meeting, the class or series and number of shares beneficially owned by the shareholder, the names and addresses of other shareholders known to support such proposal and any material interest of the shareholder in such proposal.

Section 1.06 further provides that nominations of candidates for election as directors of the Company at any annual meeting of shareholders may be made by a shareholder of record (both at the time notice of such nomination is given by the shareholder and as of the record date of the annual meeting in question) of any shares of the Company entitled to vote at the annual meeting for the election of directors if the shareholder provides timely notice to the Secretary of the Company in accordance with the requirements of the by-laws. A shareholder may nominate a candidate for election as a director only as to such class of director whose election the shareholder would be entitled to vote thereon at an annual meeting of shareholders. Any shareholder who desires to make a nomination must be present in person at the annual meeting.

In addition to the information required in a notice of a proposal, a notice to the Secretary with respect to nominations must contain certain information regarding each proposed nominee for director, including, the nominee’s name, age, business and residence address, principal occupation, the class or series and number of shares of the Company beneficially owned by the nominee and a consent of the nominee to serve as a director, if elected. The notice must also provide a description of any arrangements or understandings between the nominating shareholder and each nominee and such other information concerning the nominee as required pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

Further information regarding proposals or nominations by shareholders can be found in Section 1.06 of the Company’s by-Laws. If the Board of Directors or a designated committee determines that any proposal or nomination was not made in a timely fashion or fails to meet the information requirements of Section 1.06 in any material respect, such proposal or nomination will not be considered.

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at this meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

The cost of this solicitation of proxies will be borne by the Company. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record, and will reimburse such persons for any reasonable expense in forwarding the material. The Company anticipates hiring Alliance Advisors LLC to assist in the solicitation of proxies for a fee anticipated to be $6,500, plus disbursements. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone and will not receive any additional compensation.

Copies of the 2011 Annual Report of the Company, which includes the Company’s Annual Report on Form 10-K for fiscal 2011, are being mailed to shareholders, as are this Proxy Statement, proxy card and Notice of Annual Meeting of Shareholders. Additional copies may be obtained, without charge, from the Treasurer of the Company, East Aurora, New York 14052.

By Order of the Board of Directors

JOHN B. DRENNING, Secretary

Dated:	East Aurora, New York
December 15, 2011

MOOG INC.	Shareowner ServicesSM
P.O. Box 64945
	St. Paul, MN 55164-0945	COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/moga Use the Internet to vote your proxy until ? 6:00 p.m. (ET) on January 10, 2012.

PHONE – 1-800-560-1965
Use a touch-tone telephone to vote your proxy until 6:00 p.m. (ET) on January 10, 2012.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò	Please detach here	ò

	The Board of Directors Recommends a Vote FOR Items 1, 2, and 3, and a Vote of THREE YEARS for Item 4.

1.	Election of directors:	01	John R. Scannell	☐	Vote FOR	☐	WITHHOLD AUTHORITY to vote
	Class B Directors – Term Expiring 2014				all nominees		for all nominees listed to the left

	Election of directors:	02	Richard A. Aubrecht
	Class B Directors – Term Expiring 2015	03	Peter J. Gundermann
		04	William G. Gisel Jr.

(Instructions: To withhold authority for any individual nominee, please write his name in the box provided to the right.)

2.	Ratification of Ernst & Young LLP as auditors for the 2012 fiscal year			☐	For	☐	Against	☐	Abstain

3.	To vote on a non-binding proposal and resolution regarding the compensation of our Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures in our proxy statement.			☐	For	☐	Against	☐	Abstain

4.	To vote on a non-binding proposal and resolution regarding the frequency of non-binding advisory votes on executive compensation being every	☐	One Year	☐	Two Years	☐	Three Years	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND THREE YEARS FOR PROPOSAL 4.

Date
Address Change? Mark box, sign, and indicate changes below: ☐

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

MOOG

ANNUAL MEETING OF SHAREHOLDERS

January 11, 2012

9:15 am

Albright-Knox Art Gallery

1285 Elmwood Avenue

Buffalo, New York 14222

Moog Inc. c/o Wells Fargo Bank, N.A. Shareowner Services P.O. Box 64873 St. Paul, MN 55164-0873	CLASS B SHARES PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 11, 2012.

The Class B shares of stock you hold in your account will be voted as you specify on the reverse side.

If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Items 1, 2, and 3, and “THREE YEARS” for Item 4.

By signing the proxy, you revoke all prior proxies and appoint Richard A. Aubrecht, Robert T. Brady, and John B. Drenning, and each of them proxies with full power of substitution, to vote your Class B shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope, unless you have voted using the Internet or Telephone options.

See reverse for voting instructions.

MOOG INC.	Shareowner ServicesSM
P.O. Box 64945
	St. Paul, MN 55164-0945	COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/moga Use the Internet to vote your proxy until ? 6:00 p.m. (ET) on January 9, 2012.

PHONE – 1-800-560-1965
Use a touch-tone telephone to vote your proxy until 6:00 p.m. (ET) on January 9, 2012.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò	Please detach here	ò

	The Board of Directors Recommends a Vote FOR Items 1, 2, and 3, and a Vote of THREE YEARS for Item 4.

1.	Election of directors:	01	John R. Scannell	☐	Vote FOR	☐	WITHHOLD AUTHORITY to vote
	Class B Directors – Term Expiring 2014				all nominees		for all nominees listed to the left

	Election of directors:	02	Richard A. Aubrecht
	Class B Directors – Term Expiring 2015	03	Peter J. Gundermann
		04	William G. Gisel Jr.

(Instructions: To withhold authority for any individual nominee, please write his name in the box provided to the right.)

2.	Ratification of Ernst & Young LLP as auditors for the 2012 fiscal year			☐	For	☐	Against	☐	Abstain

3.	To vote on a non-binding proposal and resolution regarding the compensation of our Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures in our proxy statement.			☐	For	☐	Against	☐	Abstain

4.	To vote on a non-binding proposal and resolution regarding the frequency of non-binding advisory votes on executive compensation being every	☐	One Year	☐	Two Years	☐	Three Years	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND THREE YEARS FOR PROPOSAL 4.

Date
Address Change? Mark box, sign, and indicate changes below: ☐

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

MOOG

ANNUAL MEETING OF SHAREHOLDERS

January 11, 2012

9:15 am

Albright-Knox Art Gallery

1285 Elmwood Avenue

Buffalo, New York 14222

Moog Inc. c/o Wells Fargo Bank, N.A. Shareowner Services P.O. Box 64873 St. Paul, MN 55164-0873	CLASS B SHARES PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 11, 2012.

The Class B shares of stock you hold in your account will be voted as you specify on the reverse side.

If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Items 1, 2, and 3, and “THREE YEARS” for Item 4.

Class B shares credited to the undersigned in the Moog Inc. Retirement Savings Plan (RSP) will be voted by the Trustee, JP Morgan Chase Bank, NA, in accordance with the voting instructions indicated on the reverse. If no voting instructions are received, the Trustee will vote the Class B shares in direct proportion to the Class B shares with respect to which it has received timely voting instructions by Members, as provided in the RSP.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope, unless you have voted using the Internet or Telephone options.

See reverse for voting instructions.

MOOG INC.	Shareowner ServicesSM
P.O. Box 64945
	St. Paul, MN 55164-0945	COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/moga Use the Internet to vote your proxy until ? 6:00 p.m. (ET) on January 9, 2012.

PHONE – 1-800-560-1965
Use a touch-tone telephone to vote your proxy until 6:00 p.m. (ET) on January 9, 2012.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò	Please detach here	ò

	The Board of Directors Recommends a Vote FOR Items 1, 2 and 3, and a Vote of THREE YEARS for Item 4.

1.	Election of directors:	01	Brian J. Lipke	☐	Vote FOR	☐	WITHHOLD AUTHORITY to vote
	Class A Directors – Term Expiring 2015				nominee		for nominees listed to the left

2.	Ratification of Ernst & Young LLP as auditors for the 2012 fiscal year			☐	For	☐	Against	☐	Abstain

3.	To vote on a non-binding proposal and resolution regarding the compensation of our Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures in our proxy statement.			☐	For	☐	Against	☐	Abstain

4.	To vote on a non-binding proposal and resolution regarding the frequency of non-binding advisory votes on executive compensation being every	☐	One Year	☐	Two Years	☐	Three Years	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND THREE YEARS FOR PROPOSAL 4.

Date
Address Change? Mark box, sign, and indicate changes below: ☐

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

MOOG

ANNUAL MEETING OF SHAREHOLDERS

January 11, 2012

9:15 am

Albright-Knox Art Gallery

1285 Elmwood Avenue

Buffalo, New York 14222

Moog Inc. c/o Wells Fargo Bank, N.A. Shareowner Services P.O. Box 64873 St. Paul, MN 55164-0873	CLASS A SHARES PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 11, 2012.

The Class A shares of stock you hold in your account will be voted as you specify on the reverse side.

If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3, and “THREE YEARS” for Item 4.

Class A shares credited to the undersigned in the Moog Inc. Retirement Savings Plan (RSP) will be voted by the Trustee, JP Morgan Chase Bank, NA, in accordance with the voting instructions indicated on the reverse. If no voting instructions are received, the Trustee will vote the Class A shares in direct proportion to the Class A shares with respect to which it has received timely voting instructions by Members, as provided in the RSP.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope, unless you have voted using the Internet or Telephone options.

See reverse for voting instructions.

MOOG INC.	Shareowner ServicesSM
P.O. Box 64945
	St. Paul, MN 55164-0945	COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/moga Use the Internet to vote your proxy until ? 6:00 p.m. (ET) on January 10, 2012.

PHONE – 1-800-560-1965
Use a touch-tone telephone to vote your proxy until 6:00 p.m. (ET) on January 10, 2012.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò	Please detach here	ò

	The Board of Directors Recommends a Vote FOR Items 1, 2 and 3, and a Vote of THREE YEARS for Item 4.

1.	Election of directors:	01	Brian J. Lipke	☐	Vote FOR	☐	WITHHOLD AUTHORITY to vote
	Class A Directors – Term Expiring 2015				nominee		for nominee listed to the left

2.	Ratification of Ernst & Young LLP as auditors for the 2012 fiscal year			☐	For	☐	Against	☐	Abstain

3.	To vote on a non-binding proposal and resolution regarding the compensation of our Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures in our proxy statement.			☐	For	☐	Against	☐	Abstain

4.	To vote on a non-binding proposal and resolution regarding the frequency of non-binding advisory votes on executive compensation being every	☐	One Year	☐	Two Years	☐	Three Years	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND THREE YEARS FOR PROPOSAL 4.

Date
Address Change? Mark box, sign, and indicate changes below: ☐

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

MOOG

ANNUAL MEETING OF SHAREHOLDERS

January 11, 2012

9:15 am

Albright-Knox Art Gallery

1285 Elmwood Avenue

Buffalo, New York 14222

Moog Inc. c/o Wells Fargo Bank, N.A. Shareowner Services P.O. Box 64873 St. Paul, MN 55164-0873	CLASS A SHARES PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 11, 2012.

The Class A shares of stock you hold in your account will be voted as you specify on the reverse side.

If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3, and “THREE YEARS” for Item 4.

By signing the proxy, you revoke all prior proxies and appoint Richard A. Aubrecht, Robert T. Brady, and John B. Drenning, and each of them proxies with full power of substitution, to vote your Class A shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope, unless you have voted using the Internet or Telephone options.

See reverse for voting instructions.